DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT

     This DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT (hereinafter referred to as the "Deed of Trust") is entered into as of the ________ day of December, 1994, by MRI BUSINESS PROPERTIES FUND, LTD. II, a California limited partnership (hereinafter referred to as "Grantor," whether one or more), and JOHN B. STEWART, TRUSTEE (herein-after referred to in such capacity as "Trustee"), for the benefit of the hereinbelow defined Beneficiary, upon the following terms and conditions:

                            Article 1

                           DEFINITIONS

     1.1  Definitions.   As used herein, the following terms shall have
the following meanings:

          Beneficiary: CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, and the subsequent holder or holders, from time to time, of the Note as defined below.

          Buildings:   Any and all structures or other buildings,
     covered garages, utility sheds, workrooms, air conditioning towers, lighting and utility facilities and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land (as defined below), or any part thereof.

          City Leases:  Collectively, the Ground Lease and Riverwalk
     Lease.

          Event of Default:   Any happening or occurrence described in
     Article 6 below, or elsewhere in this Deed of Trust as constituting an "Event of Default".

          Fixtures: All materials, supplies, equipment, apparatus and other things owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used (temporarily or permanently) in connection with any of the Improvements, Buildings or the Land, including, but not limited to, any and all partitions, dynamos, generators, window screens and shades, drapes, rugs and other floor coverings, awnings, pumps, tanks, conduits, wiring, switchboards, motors, engines, boilers, furnaces, elevators, escalators, pipes, plumbing, cleaning, sprinkler systems, fire prevention, fire extinguishing apparatus and equipment, water tanks, telephonic communication systems, data processing equipment, swimming pools, spas, saunas, heating, freezing, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, computers and computer systems, recreational equipment, communications apparatus, radio communication equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities, whether or not situated in easements.

          Governmental Authority: Any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence, including but not limited to municipal utility districts.

          Grantor:   The above defined Grantor, whether one or more, and
     any and all subsequent owners of the Mortgaged Property as defined below, or any part thereof.

          Ground Lease: That certain Lease Agreement dated April 28, 1978 between the City of San Antonio as Lessor (hereinafter the "Ground Lessor") and San Antonio River Hotel Company as Lessee, recorded in Volume 1119, Page 413 of the Real Property Records of Bexar County, Texas, said Lease Agreement having been assigned by various Assignments recorded in Volume 1119, Page 448, Volume 3248, Page 1282, and Volume 3248, Page 1328, respectively, of the Real Property Records of Bexar County, Texas, having been modified by Lease Agreement Amendment dated December 20, 1985, recorded in Volume 3942, Page 543 of the Real Property Records of Bexar County, Texas, between Ground Lessor and Mariner/MRI Associates No. 2, and having been further assigned to Grantor by Assignment of Leases dated March 31, 1989 recorded in Volume 4538, Page 1705 of the Real Property Records of Bexar County, Texas.

          Guarantor (individually and/or collectively, as the context may require): NONE.

          Guaranty (individually and/or collectively, as the context may require): That or those instrument(s) of Guaranty of even date herewith, from Guarantor to Beneficiary guaranteeing the repayment of the Indebtedness and the satisfaction of, or continued compliance with, the Obligations (as defined below).

          Impositions:   All real estate and personal property taxes;
     water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property, or the Rents as defined below, or the ownership, use, occupancy or enjoyment thereof, including but not limited to assessments by municipal utility districts.

          Improvements:   All improvements now existing or hereafter
     constructed on the Land, those existing being generally described as a 27 story, 502 room luxury hotel known as the San Antonio Marriott Riverwalk Hotel, including all parking spaces and other amenities, and any parking areas, streets, curbs or other site improvements now or hereafter existing on the Land or required by any Governmental Authority or Legal Requirement in connection therewith.

          Indebtedness:   (a) the principal of, interest on and all
     other amounts, payments and premiums at any time evidenced by or due under the Note, the Deed of Trust, or any other Security Document (as defined below); and (b) such additional sums, with interest thereon, as may hereafter be borrowed from Beneficiary, its successors or assigns, by Grantor or the then record owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby (it being contemplated that such future indebtedness may be incurred); and
     (c) any and all other indebtedness, obligations and liabilities of any kind of Grantor to Beneficiary in connection with the Mortgaged Property, now or hereafter existing, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities of Grantor to Beneficiary as a member of any partnership, joint venture, association or other group, and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise; and (d) any modifications, renewals, extensions or increases of any of the foregoing; provided, however, that in no event shall the Indebtedness secured by this Deed of Trust under clauses (b) or (c) above include any installment loan, open-ended line of credit, or any other loan established under and governed by Chapter 3, Chapter 4 or Chapter 15 of the Texas Credit Code.

          Insurance Policies:  The term "Insurance Policies" shall mean:

               (a) All Risks Replacement Cost hazard insurance on the Mortgaged Property with agreed amount endorsement in an amount equal to the greater of $19,400,000.00 or 100% of the re-placement cost of the Mortgaged Property, including the cost of debris removal, or in such other amount as Beneficiary may authorize in writing, with annual agreed amount endorsement sufficient at all times to prevent Grantor from becoming a co-insurer, providing all risk coverage which shall include loss by fire, explosion (including boiler explosion), windstorm, hail, tornado, collapse, and earthquake and sprinkler leakage, and other hazards, casualties and contingencies normally covered by such insurance, and, if available, risks of war and any other risks reasonably requested by Beneficiary; such insurance during the course of any construction or repair of Improvements to be in Builder's Risk form on a non-reporting basis, and to include collapse and transit coverage for the total value of all work performed and equipment, supplies and materials furnished, wherever located, to include the "permission to occupy upon completion of work or occupancy" endorsement, and to be on an occurrence basis for any claim for personal injury; and


               (b) Rent loss and business interruption insurance in an amount equal to the greater of (i) the gross receipts from all sources of income from the Mortgaged Property for a period of twelve (12) months, or (ii) the sum of all operating expenses, real estate taxes, Impositions, special assessments and utility charges and premiums for all insurance required to be paid by Grantor during a twelve (12) month period; and

               (c) Policies of comprehensive general public liability insurance for owner and contractors, against claims for bodily injury or death and property damages occurring in or about or resulting from the Mortgaged Property, including blanket contractual liability, premises operations, products and completed operations, broad form property damage, personal injury (including employees), independent contractors, explosion, collapse and underground hazards, liquor liability/dram shop, elevators and escalators, innkeeper's liability, garage keeper's liability, products liability, automobile liability, and such other liability in such initial minimum liability amounts and on such other terms as Beneficiary may require, together with blanket excess umbrella liability coverage over the foregoing risks in an amount reasonably acceptable to Beneficiary, but not less than $20,000,000.00; and

               (d) If the Mortgaged Property is in a "Flood Hazard Area," a flood insurance policy in an amount equal to the lesser of (i) the original principal amount of the Note or
          (ii) the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, in form complying with the "insurance purchase requirement" of that act; and

               (e) Worker's Compensation Insurance for statutory limits; and

               (f) Such other insurance as Beneficiary may reasonably require from time to time in amounts, form and substance satisfactory to Beneficiary.

          Land:   The real estate or interest therein described in
     Exhibit "A" attached hereto and incorporated herein and all rights, titles and interests appurtenant thereto, including but not limited to all minerals and executory rights, if any.

          Leases:   Any and all existing or future leases, subleases,
     licenses, concessions or other agreements (written or verbal) which grant a possessory interest in and to, or the right to use, the Mortgaged Property or any portion thereof, and all other agreements, such as utility contracts, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property together with all renewals, extensions, modifications and replacements thereof; save and except any and all leases, subleases or other agreements pursuant to which Grantor is granted a possessory interest in the Land.

          Legal Requirements:   (a) any and all present and future
     judicial decisions, statutes, rulings, rules, regulations, permits, policies, certificates or ordinances of any Governmental Authority in any way applicable to Grantor or the Mortgaged Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (b) if applicable, Grantor's presently or subsequently effective partnership agreement, articles of incorporation, by-laws, or any other instrument creating or governing Grantor, (c) any and all Leases, (d) any and all covenants, conditions or restrictions applicable to the Mortgaged Property or the ownership, use or occupancy thereof, and (e) any and all leases and other contracts (written or oral) of any nature that relate in any way to the Mortgaged Property to which Grantor may be bound, including, without limitation, any lease or other contract pursuant to which Grantor is granted a possessory interest in the Land.

          Management Agreement: That one certain San Antonio Hotel Management Agreement dated April 6, 1978, originally executed by Mariner Interests, as owner, and Marriott Corporation, as manager, concerning the management of the Mortgaged Property, as modified by First Amendment to Management Agreement dated December 20, 1979, Second Amendment to Management Agreement dated March 16, 1984, Third Amendment to Management Agreement dated November 1, 1984, Fourth Amendment to Management Agreement dated December 30, 1988, Fifth Amendment to Management Agreement dated June 6, 1989, and Sixth Amendment to Management Agreement dated October 17, 1994, together with any written modification thereto or replacements thereof hereafter made, to the extent and only to the extent the modification or replacements are approved in writing by Beneficiary; the rights and obligations of the manager under the Management Agreement having been assigned to and assumed by Marriott Hotel Services, Inc. by an Assignment and Assumption of Agreements dated June 19, 1993.

          Manager: Marriott Hotel Services, Inc., a Delaware corporation, the present manager under the Management Agreement, or such successor Manager of the Mortgaged Property approved in writing by Beneficiary.

          Mortgaged Property:  The Land, Improvements, Buildings,
     Fixtures, Personalty as defined below and Rents, together with:

               (a) All rights, privileges, tenements, titles, hereditaments, strips, gores and appurtenances pertaining to the Land, including, but not limited to: (i) all rights in streets, roads, public places, easements, and rights-of-way, existing or proposed, and public or private, which are adjacent to or used in connection with the Land, including, but not limited to, any railroad spur or track agreements; and
          (ii) any drainage ponds or other like drainage areas not

          located on the Land which may be required for water run off, and any easements necessary to obtain access from the Land to such drainage areas or to any other location to which Grantor has a right to drain water or sewage; and (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations or other Legal Requirements applicable to the Land, Improvements or Buildings; and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from, and operation of the Land, Improvements and Buildings; and (v) any and all easements, leases, contracts or other agreements to provide parking spaces for Grantor and the tenants, patrons, employees or other occupants or users of the Land, Improvements or Buildings.

               (b) All betterments, improvements, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein;

               (c) All of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements, insurance proceeds, or compensation heretofore made or hereafter to be made by any insurer or any Governmental Authority pertaining to the Land, Improvements, Buildings, Fixtures or Personalty, including, but not limited to, those for casualty or damage to any of the Improvements, Buildings, Fixtures or Personalty, those for any vacation of, or change of grade in, any streets affecting the Land or the Im-provements or Buildings and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land;

               (d) Any and all water rights associated with the Land, Building, Improvements, or any other portion of the Mortgaged Property, including, but not limited to, (i) all rights to water located on, or adjacent to, the Land, and (ii) all rights to receive or install water and sanitary sewer service from the governmental unit or units providing or regulating the same, including any living unit equivalents (L.U.E.s) or other similar utility rights or permits owned by Grantor which allow for the development of the Land and construction of the Improvements and Buildings and all rights associated with the Land, Improvements and Buildings to receive other utility services, including but not limited to electricity, gas, and telephone, together with any additions, replacements, renewals or appurtenances thereto (all of the foregoing rights being collectively referred to herein as the "Water and Utility Rights");

               (e) The entire Lessee's interest in and leasehold estate created by the Ground Lease and Riverwalk Lease, and any interest of Grantor in the Land, Buildings, Improvements, Fixtures or other Mortgaged Property pursuant thereto or otherwise.

               (f) All options or agreements owned or acquired by Grantor to purchase the Land the Mortgaged Property, or any part thereof, whether now existing or hereafter granted, and specifically including the title, estate and interest in the Land acquired pursuant to the exercise of any such options or performance under such agreements, it being agreed by Grantor that the lien of this Deed of Trust shall extend to and encumber any additional property or interest in the Land and other Mortgaged Property acquired by the exercise of any such option or the performance under any such agreement; provided, however, there shall be no merger of the estate with the leasehold estate under the Ground Lease and Riverwalk Lease, which City Leases shall remain in full force and effect in accordance with their respective terms as separate and distinct estates in the property covered by the City Leases.

               (g) All termination options and all renewal options granted to Grantor, if any, under the terms of the Ground Lease or the Riverwalk Lease.

               (h) Any and all other security and collateral, of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations; and

               (i) Any and all proceeds from the Land, Buildings, Improvements, Fixtures, Personal Property, Water and Utility Rights, and any other Mortgaged Property described above, including but not limited to any proceeds of the sale, lease or other disposition thereof, all crops and timber, all oil, gas and other minerals, any and all proceeds (including premium refunds) of each policy of insurance relating thereto and any and all proceeds from the taking of all or any part thereof by condemnation or by purchase in lieu thereof (including the change of grade of streets, curb cuts or other rights of access) for any public or private purpose (all such proceeds being collectively referred to herein as the "Proceeds").

     As used in this Deed of Trust, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

          Note:   The Promissory Note of even date herewith, executed by
     Grantor payable to the order of Beneficiary, in the amount of $19,400,000.00, and secured, in part, by this Deed of Trust, and any and all renewals, rearrangements, enlargements or extensions of such Promissory Note or of any promissory note or notes given therefor, and any judgments rendered on any of the foregoing.

          Obligations:   Any and all of the covenants, conditions, war-

     ranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or others to Beneficiary, Trustee or others, as set forth in any of the Security Documents, or in any lease, sublease or other agreement pursuant to which Grantor is granted a possessory interest in the Land, including but not limited to the Ground Lease and Riverwalk Lease.

          Permitted Encumbrances:   The outstanding liens, easements,
     building lines, restrictions, security interests and other matters (if any), as reflected on Exhibit "B" attached hereto, and the liens and security interests created by the Security Documents.

          Personalty:   All of the right, title and interest of Grantor
     in and to all furniture, furnishings, equipment, machinery, goods, inventory, building materials, general intangibles (including, without limitation, trademarks, trade names and symbols), all revenues, profits and income generated in connection with the Land, Buildings or Improvements, including all rentals and charges of room rentals, trade accounts, accounts receivables, credit card receivables, room deposits, inventories, rights to payment for goods and services, including food, beverages and other items sold or leased, whether or not earned by performance, cash, advance deposits, accounts, reservation agreements, fees paid to Grantor for services rendered to tenants or other occupants, money, insurance proceeds, bank accounts, funds deposited with Beneficiary as an impound account for the payment of taxes, insurance premiums, replacements, repairs or other expenses, funds deposited with Beneficiary as a completion deposit under the Security Documents or under any other agreement between Beneficiary and Grantor, docu-ments, insurance policies, loan commitments, instruments, notes or chattel paper arising from, or by virtue of, any transactions related to the Land, Buildings, or Improvements, including all books and records in connection therewith, contract rights, all refundable, returnable, or reimbursable fees, deposits (including tenant's security deposits and escrow deposits under contracts for sale) or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, all utility contracts, maintenance contracts, warranties and service contracts which relate to the Land, Buildings or Improvements, including the Management Agreement and all contracts for the supply of chilled water and steam, all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Land, Buildings or Improvements, including liquor licenses and any agreements or arrangements with third parties holding such liquor licenses, and all other personal property in which Grantor has an interest (other than the Fixtures) of any kind or character as defined in and subject to the provisions of the Texas Business and Commerce Code (Article 9 - Secured Transactions), which are now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are or may be used in or related to the planning, development, construction, financing, management or operation of the Mortgaged Property; together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

          Plans:   Any and all plans, specifications and other technical
     descriptions prepared for the development or construction of the Improvements and Buildings.

          Rents:   All of the rents, revenues, royalties, bonuses, delay
     rentals, percentage rentals, issues, income, proceeds, profits, security and other types of deposits and other benefits paid or payable by parties to the Leases or otherwise for using, leasing, licensing, possessing, operating from, residing in, mining, selling or otherwise enjoying the Mortgaged Property or any part thereof.

          Riverwalk Lease: That certain San Antonio Riverwalk Lease Agreement dated December 19, 1985, between the City of San Antonio as Lessor and Mariner/MRI Associates No. 2 as Lessee, recorded in Volume 3942, Page 524 of the Real Property Records of Bexar County, Texas, and assigned to Grantor by Assignment of Leases dated March 31, 1989, recorded in Volume 4538, Page 1705 of the Real Property Records of Bexar County, Texas.

          Security Documents: The Note, this Deed of Trust, the Absolute Assignment of Leases and Rents of even date herewith (the "Rent Assignment"), the Collateral Assignment of Management Agreement of even date herewith, the Borrower's Affidavit of even date herewith, the Environmental Indemnity Agreement of even date herewith, and any and all other documents now or hereafter executed by Grantor or any other person or party to evidence or secure the payment of the Indebtedness or the performance and discharge of the Obligations.

     1.2 Other Definitions: This Deed of Trust contains other terms that are defined in context where used.

                            Article 2

                              GRANT

     To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL AND CONVEY the Mortgaged Property unto Trustee; subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Grantor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Mortgaged Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall perform and discharge (or cause to be performed and discharged) the Obligations on or before the dates same are to be performed and discharged, then the liens, security interests, estates and rights granted by the Security Documents shall automatically terminate; and the Beneficiary, at Grantor's sole expense, agrees to execute any and all documents reasonably necessary to evidence such termination; otherwise the same shall remain in full force and effect.

                            Article 3

                 WARRANTIES AND REPRESENTATIONS

     Grantor hereby unconditionally warrants and represents to Beneficiary as follows:

     3.1   Organization and Power:   Grantor (a) is a California limited
partnership duly organized, validly existing and in good standing under the laws of the State of California and has complied with all conditions prerequisite to its doing business in the State of Texas, and (b) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own and operate the Mortgaged Property and to carry on its business as now being and as proposed to be conducted.

     3.2   Validity of Security Documents:   The execution, delivery and
performance by Grantor of the Security Documents and the borrowing evidenced by the Note (a) are within Grantor's powers and have been duly authorized by all necessary partnership action, and all other requisite action for such authorization has been taken, (b) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with the terms thereof; and (c) will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Grantor's property or assets, except as contemplated by the provisions of the Security Documents. The Security Documents constitute the legal, valid and binding obligations of Grantor and others obligated under the terms of the Security Documents.

     3.3   Information:   All information, reports, papers and data
given to Beneficiary with respect to the Mortgaged Property, the Leases, Grantor, or others obligated under the terms of the Security Documents, are accurate, complete and correct in all material respects and do not omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading. All information, reports, papers and data which purport to be estimates, projections or the like given to Beneficiary by Grantor, or others obligated under the terms of the Security Documents with respect to the Mortgaged Property in connection with the loan evidenced by the Security Documents, to the best of Grantor's knowledge, information and belief (Grantor having made reasonable inquiry into the accuracy of such information, reports, papers and data), are substantially true and correct.

     3.4   Title to Mortgaged Property and Lien of This Instrument:
Grantor has good and indefeasible title to the Land (in fee simple, if the lien created hereunder be on the fee, or a first and prior leasehold estate, if it be created on the leasehold estate), Improvements and Buildings and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances. This Deed of Trust constitutes a valid, subsisting first lien deed of trust on the Land, Improvements, Buildings and Fixtures and a valid, subsisting first priority security interest in and to the Personalty, Leases, Plans and Rents, all in accordance with the terms hereof, and a valid first lien or security interest, as applicable, with respect to any other Mortgaged Property.

     3.5   Taxes and Other Payments:   Grantor has filed all Federal,
state, county, municipal and city income and other tax returns required to have been filed by them and have paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by them, and Grantor knows of no basis for any additional assessment in respect of any such taxes.

     3.6 Governmental Compliance: Grantor represents and warrants to Beneficiary that the location, construction, occupancy, operation and use of the Mortgaged Property do not and will not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise), or any other Legal Requirements affecting the Mortgaged Property or its operation, including without limitation all applicable zoning ordinances and building codes, all flood disaster laws, and all health and environmental laws and regulations.

     3.7 ADA Requirements: Grantor has submitted to Beneficiary a plan of action (the "ADA Compliance Plan"), identified and transmitted by a letter of even date from Grantor to Beneficiary, that identifies the extent to which the Mortgaged Property complies or does not comply with Title III of the Americans With Disability Act (the "ADA") and Article 9102 of Texas Revised Civil Statutes Annotated, and all rules and regulations thereunder, and identifies those non-compliance items that are "readily achievable" under the terms of the ADA. The ADA Compliance Plan includes a prioritized list of the items to be accomplished and a timetable for accomplishment. Without limitation of Grantor's representations and warranties under Paragraph 3.6 of this Deed of Trust and Grantor's obligations under Paragraph 4.3 of this Deed of Trust, Grantor represents and warrants to Beneficiary that Grantor will, in a good and workmanlike manner, timely implement the ADA Compliance Plan in accordance with its terms.

     3.8 Environmental Compliance: Without limitation of Paragraph 3.6 above, Grantor also represents and warrants to Beneficiary the following:

          (a) The Mortgaged Property and Grantor are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Legal Requirement pertaining to Environmental Laws (as hereinafter defined) or Hazardous Materials (as hereinafter defined); and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, con-ditions and circumstances, if any, pertaining to the Mortgaged Property.

          (b) Grantor has not obtained and is not required to obtain by reason of any Environmental Laws, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property.

          (c) Grantor has taken all steps necessary to determine, and has determined, and hereby represents and warrants to the best of Grantor's knowledge and belief, that no Hazardous Materials have been disposed of or otherwise released or migrated on, to or from the Mortgaged Property. The use which Grantor makes and intends to make or permits to be made of the Mortgaged Property will not result in the disposal or other release of any Hazardous Materials on, to or from the Mortgaged Property in violation of Environmental Laws. The term "release" shall have the meaning specified in CERCLA (as defined in Paragraph 3.8(g) below), and the term "dis-posal" (or "disposed") shall have the meaning specified in RCRA (as defined in Paragraph 3.8(g) below); provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of Texas establish a meaning for "release," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

          (d) Without limiting the foregoing, Grantor has taken all reasonable steps necessary to determine, and has determined, and represents and warrants to the best of Grantor's knowledge and belief, that except as disclosed in that certain Report of Building Survey for Asbestos-Containing Materials dated May, 1994, prepared by Law Engineering and Environmental Services. Project No. 321-04245-01 (the "ACM Survey"), the Mortgaged Property does not contain and has not in the past contained any asbestos-containing material ("ACM"), and that there is no current or potential air-borne contamination of the Mortgaged Property by asbestos fiber, including without limitation any potential contamination that would or could be caused by maintenance of, or tenant finish-out activities in, the Improvements located on the Mortgaged Property. Without limiting Grantor's representations, warranties and obligations under other provisions of this Deed of Trust, Grantor shall promptly, in accordance with the Environmental Protection Agency "Green Book" ("Managing Asbestos In Place" 20T-2003, July
     1990) establish and manage an Operations and Maintenance Program for all "suspected" or assumed or confirmed ACM's located on or as part of the Mortgaged Property, and shall promptly furnish a copy of such Operations and Maintenance Program to Beneficiary.


          (e) All of the foregoing representations and warranties made by Grantor shall be continuing and shall be true and correct for the period from the date hereof through and as of the date of the payment of all Indebtedness and the performance of all Obligations secured hereby and the release of this Deed of Trust, with the same force and effect as if made each day throughout such period, and all of such representations and warranties shall survive such payment, performance and release.

          (f) "Hazardous Materials" shall mean and include those elements, materials, compounds, mixtures, wastes or substances which are contained in any list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or any list of toxic pollutants designated by the United States Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws (as hereinafter defined), and, whether or not included in such lists, shall be deemed to include all products or substances containing petroleum, asbestos, and polychlorinated biphenyls.

          (g) "Environmental Laws" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating or relating to protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any hazardous, toxic, or waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect, including, without limitation, the Texas Water Code, the Texas Health and Safety Code, the Texas Clean Air Act, Tex. Health and Safety Code Ann. 382.001, et. seq. (Vernon 1992), the Texas Water Quality Control Act, Tex. Water Code Ann. 26.001, et. seq. (Vernon 1988), the Texas Solid Waste Disposal Act, Tex. Health and Safety Code Ann. 361.001, et. seq. (Vernon 1992), the Texas Hazardous Substances and Spill Prevention and Control Act, Tex. Water Code Ann. 26.261, et. seq. (Vernon 1988), the Texas Open Beaches Act, Tex. Nat. Res. Code Ann. 61.001, et. seq. (Vernon
     1978), the Coastal Public Lands Management Act of 1973, Tex. Nat. Res. Code Ann. 33.001, et. seq. (Vernon 1978), the Texas Injection Well Act, Tex. Water Code Ann. 27.001, et. seq. (Vernon 1988), the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. seq., as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601 et. seq. ("CERCLA"), the Federal Oil Pollution Act of 1990, 33 U.S.C. 2701, et. seq., the Federal Toxic Substances Control Act, 15 U.S.C. 2601 et. seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. 6901 et. seq. ("RCRA"), the Federal Hazardous Material Transportation Act 49 U.S.C. 1801 et. seq., the Federal Clean Air Act 42 U.S.C. 7401 et. seq., the Federal Safe Drinking Water Act, 41 U.S.C. 300f et. seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., the River and Harbors Act of 1899, 33 U.S.C. et. seq., the Federal

     Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et.
     seq., the Federal Noise Control Act, 41 U.S.C. 4901 et. seq., and all rules and regulations of the EPA, or any other state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Security, as any of the foregoing have been, or are hereafter amended.

                            Article 4

                      AFFIRMATIVE COVENANTS

     Grantor hereby unconditionally covenants and agrees with Beneficiary as follows:

     4.1   Payment and Performance:   Grantor will pay the Indebtedness
as and when called for in the Security Documents and on or before the due dates thereof, and will perform all of the Obligations in full and on or before the dates same are to be performed.

     4.2   Existence:   Grantor will preserve and keep in full force and
effect its existence, rights, franchises and trade marks.

     4.3   Compliance with Legal Requirements:   Grantor will at all
times promptly and faithfully comply with, conform to and obey all present and future Legal Requirements, including but not limited to obligations under the Ground Lease and Riverwalk Lease, and whether or not the Legal Requirements shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Mortgaged Property. Without limiting the foregoing, Grantor shall promptly upon demand from Beneficiary or any Governmental Authority make such repairs, modifications or improvements to the Mortgaged Property and Improvements as necessary to comply with the Americans With Disabilities Act of 1990 and with similar Texas laws, including but not limited to Texas Revised Civil Stat. Ann. Art. 9102.

     4.4   First Lien Status:   Grantor will protect the first lien and
security interest status of this Deed of Trust and will not, except for the Permitted Encumbrances, a Subordinate Loan approved in writing by Beneficiary under Paragraph 5.5 of this Deed of Trust, and the liens created by this Deed of Trust, place, or permit to be placed, or other-wise mortgage, hypothecate or encumber the Mortgaged Property with any other lien or security interest of any nature whatsoever (statutory, constitutional or contractual), regardless of whether same is allegedly or expressly inferior to the lien and security interest created by this Deed of Trust, and if any such lien or security interest is asserted against the Mortgaged Property, Grantor will promptly, and at its own cost and expense, (a) pay the underlying claim in full or take such other action so as to cause same to be released; and (b) within five (5) days from the date such lien or security interest is asserted, give such Beneficiary notice of such lien or security interest. Such notice shall specify who is asserting such lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted lien or security interest. No provision hereof shall require Grantor to pay any claims for labor, materials or services which Grantor in good faith disputes and which Grantor, at its own expense, is currently and diligently contesting; provided, however, that Grantor shall, within ten (10) days after the filing of any claim or lien that is disputed or contested by Grantor, obtain and record, if required by Beneficiary, a bond that is in form and substance satisfactory to Beneficiary, and in amount reasonably required by Beneficiary, such amount not to exceed 200% of the amount of the claim, provided that Grantor thereafter diligently proceeds to cause such lien to be removed and discharged.

     4.5   Payment of Impositions:   Grantor will duly pay and
discharge, or cause to be paid and discharged, the Impositions not later than the due date thereof, or the day any fine, penalty, interest or cost may be added thereto or imposed, or the day any lien may be filed, for the nonpayment thereof (if such day is used to determine the due date of the respective item) and will promptly furnish Beneficiary with official receipts of payment thereof, and if Grantor fails to do so, Beneficiary may pay such Impositions, together with all interest, penalties and costs thereon, at Grantor's expense; provided, however, that Grantor may, if permitted by law and if such installment payment would not create or permit the filing of a lien against the Mortgaged Property, pay the Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions; provided further, however, that Grantor may, in good faith, in lieu of paying such Impositions as they become due and payable, by appropriate proceedings, contest the validity thereof, and pending such contest, Grantor shall not be deemed in default hereunder because of such nonpayment if: (a) prior to delinquency of the asserted Impositions, Grantor furnishes to Beneficiary an indemnity bond that (i) is conditioned that such Impositions with interest, cost and penalties, be paid as herein stipulated, and (ii) is secured by a deposit, in cash, or security acceptable to Beneficiary or with a surety acceptable to Beneficiary, in the amount of the Imposition being contested by Grantor and a reasonable additional sum to pay all possible costs, interest and penalties imposed or incurred in connection therewith, and (b) Grantor promptly pays any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, before such judgment becomes final; and provided further, that in any event, each contest shall be concluded and the Imposition, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Mortgaged Property may be sold pursuant to such judgment.

     4.6 Repair: Grantor will keep the Mortgaged Property in first class order and condition and will make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition. Grantor will prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended use, as set forth in the Security Documents. Grantor will promptly replace all worn-out or obsolete Fixtures, Personalty or other collateral covered by this Deed of Trust with fixtures, personalty and collateral comparable to that replaced when new, including replacement of carpets and drapes when needed, and repainting of the Mortgaged Property when needed. Grantor shall not cut or remove, or suffer the cutting or removal of, trees or timber from the Mortgaged Property, and will maintain all fences and walls upon the Mortgaged Property. Upon request of Beneficiary (but no more frequently than three times in each calendar year), Grantor will deliver to Beneficiary an inventory describing and showing the make, model, serial number and location of all Personalty, Fixtures and other collateral upon and used in the management, maintenance and operation of the Mortgaged Property, and that all such items are owned by Grantor free and clear of any lien or security interests. In instances where repairs, replacements, renewals, additions, betterments, improvements or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste or destruction thereof, Grantor shall proceed to construct same, or cause same to be constructed, notwithstanding anything to the contrary contained in Paragraph 5.2 hereinbelow; provided, however, that in instances where such emergency measures are to be taken, Grantor will notify Beneficiary, in writing, of the commencement of same and the measures to be taken, and when same are completed, the completion date and the measures actually taken.

     4.7 Insurance: Grantor, at Grantor's sole cost and expense, will obtain and maintain the Insurance Policies upon and relating to the Mortgaged Property, insuring against the risks required under this Deed of Trust, and such other risks as may be specified by Beneficiary from time to time, all in form and in such amounts acceptable to Beneficiary, with deductibles approved by Beneficiary, and with such insurers of recognized responsibility as are acceptable to Beneficiary and that are assigned a Policyholder Rating of at least "A" and a financial size category of at least "Class XII" in the most recently published edition of Best's Insurance Reports, or re-insurance from such a company provided the insured and loss payee may make direct claims on such re-insurance. Each Insurance Policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (a) proceeds will be payable to Beneficiary as its interest may appear, without contribution, it being agreed by Grantor that except as hereinafter provided, such payments shall be applied, at Beneficiary's sole option,
(i) to the restoration, repair or replacement of the Mortgaged Property, or (ii) toward the payment of the Indebtedness, in such manner and in such order as Beneficiary may elect in its sole discretion; (b) the coverage of Beneficiary shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Grantor of any warranties, declarations or conditions in such policy; (c) no such insurance policy shall be cancelled, endorsed, altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary thirty (30) days' prior written notice thereof; (d) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same; and (e) such other terms, conditions or waivers as required by Beneficiary from time to time. Beneficiary may require that Beneficiary be named as an additional insured under any or all of the Insurance Policies. Grantor shall deliver to Beneficiary the original Insurance Policies (or copies of same with an original certificate of insurance) coincident with the execution of this Deed of Trust, and shall deliver to Beneficiary the original of each renewal policy (or copies of same with an original certificate of insurance) not less than ten (10) days prior to the expiration of the initial or each preceding renewal policy, together with a receipt or other evidence that the premiums thereon have been paid; and if Grantor fails to do so, Beneficiary may, at its option, procure such insurance at Grantor's expense. At Beneficiary's request, Grantor shall furnish to Beneficiary, on or before thirty (30) days after the close of each of Grantor's fiscal years, a statement certified by Grantor setting forth the amounts of insurance maintained in compliance with this Paragraph 4.7, of the risks covered by such insurance, and of the insurance company or companies which carry such insurance.

     4.8 Application of Proceeds: All awards of insurance proceeds, including interest thereon, are hereby assigned in their entirety to Beneficiary, as additional security for payment of the Indebtedness, and Grantor will make all such proceeds available to Beneficiary within five
(5) days of receipt by Grantor for application to reduction of the Indebtedness without prepayment premium, or for use in the repair or restoration of the Mortgaged Property, at Beneficiary's sole election. If there has occurred an Event of Default hereunder, Beneficiary shall be entitled to the benefit of all such insurance proceeds held by or for any Grantor, to the same extent as if such proceeds had been made payable to Beneficiary, and in any event, upon foreclosure hereunder, Beneficiary shall become the owner of all such insurance proceeds. If the proceeds of the insurance described in Paragraph 4.7 hereinabove are to be used for restoration, repair or replacement (hereinafter referred to as the "Work") of the Mortgaged Property, such proceeds shall be paid out by Beneficiary from time to time to Grantor (or, at the option of Beneficiary, jointly to Grantor and the persons furnishing labor and/or material incident to such restoration, repair or replacement or directly to such persons) as the Work progresses, subject to the following conditions:

          (a) if the cost of the Work estimated by Beneficiary shall exceed $25,000.00, prior to the commencement therefor (other than Work to be performed on an emergency basis to protect the Mortgaged Property or prevent interference therewith), (i) an architect or engineer, approved by Beneficiary, shall be retained by Grantor (at Grantor's expense) and charged with the supervision of the Work, and (ii) Grantor shall have prepared, submitted to Beneficiary and secured Beneficiary's written approval of the plans and specifications for such Work;

          (b)  each request for payment by Grantor shall be made on ten
     (10) days' prior written notice to Beneficiary and shall be accompanied by a certificate to be executed by the architect or engineer supervising the Work (if one is required pursuant to Paragraph 4.8[a] hereinabove), otherwise, by Grantor stating, among such other matters as may be reasonably required by Beneficiary, that: (i) all of the Work completed has been done in compliance with the approved plans and specifications (if any be required under Paragraph 4.8[a] hereinabove); (ii) the sum requested is justly required to reimburse Grantor for payments by Grantor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials); (iii) when added to all sums previously paid out by Grantor, the sum requested does not exceed 90% of the contract price for the Work done to date, or if there is no contract price, then 90% of the value of the Work done to the date of such certificate (except for the last sum requested which may not exceed 100% of the value of the Work done); and (iv) the amount of insurance proceeds remaining in the hands of Beneficiary will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail, as the Beneficiary may require, an estimate of the cost of such completion);

          (c) each request shall be accompanied by waivers of lien, satisfactory in form and substance to Beneficiary, covering that part of the Work for which payment or reimbursement is being requested, and by an updated and endorsed mortgagee title policy, or by other evidence satisfactory to Beneficiary that there has not been filed with respect to the Mortgaged Property any mechanic's lien or other lien, affidavit or instrument asserting any lien or lien rights with respect to the Mortgaged Property, other than liens that have been bonded in accordance with Paragraph 4.4;

          (d) there has not occurred any Event of Default since the hazard, casualty or contingency giving rise to payment of the insurance proceeds;

          (e) in the case of the request for the final disbursement, such request is accompanied by a copy of any Certificate of Occupancy or other certificate required by any Legal Requirement to render occupancy of the damaged portion of the Mortgaged Property lawful; and

          (f) if, in Beneficiary's judgment, the amount of such insurance proceeds will not be sufficient to complete the Work (which determination may be made prior to or during the performance of the Work), Grantor shall deposit with Beneficiary, immediately upon a request therefor, an amount of money which when added to such insurance proceeds, will be sufficient, in Beneficiary's judgment, to complete the Work.

     Grantor shall be obligated to pay upon demand any and all costs and expenses incurred by Beneficiary in connection with the disbursement of the insurance proceeds, including but not limited to the title insurance endorsements, reasonable attorney's fees and escrow service expenses. Any insurance proceeds or deposits for excess costs held by Beneficiary for such repairs and restoration shall be held without interest. If upon completion of the Work any portion of the insurance proceeds has not been disbursed to Grantor (or one or more of the other aforesaid persons) incident thereto, Beneficiary may, at Beneficiary's option, disburse such balance to Grantor or apply such balance toward the payment of the Indebtedness in such order as Beneficiary may determine. Nothing herein shall be interpreted to prohibit Beneficiary from applying at any time the whole or any part of such insurance proceeds to the curing of any Event of Default.

     4.8.1 Beneficiary's Election: With respect to Beneficiary's option under Paragraph 4.7(a) and Paragraph 4.8 concerning the disposition of insurance proceeds, Beneficiary hereby agrees that if and only if: (i) not more than thirty-five percent (35.0%) of the Improvements on the Property are destroyed; and (ii) there has not occurred an Event of Default under this Deed of Trust or any other Security Document during the prior 12-month period; and (iii) Grantor can demonstrate to Beneficiary's satisfaction that Grantor has the financial ability to make payments and meet other obligations under the Note and Security Documents during the reconstruction of the Mortgaged Property, from the proceeds of rent insurance or otherwise; and (iv) such damage or destruction occurs prior to January 1, 2000; and (v) Grantor, Beneficiary and an escrow agent acceptable to Beneficiary (the "Escrow Agent") execute an escrow agreement in form and content acceptable to Beneficiary (the "Escrow Agreement"), pursuant to which the insurance proceeds are deposited and released for construction payments under arrangements satisfactory to Beneficiary; and (vi) Beneficiary receives acceptable evidence that the projected net annual income from operations of the Mortgaged Property after completion of the restoration will equal or exceed at least 1.5 times $2,223,483.50 (the annual debt service on the Indebtedness); then all insurance proceeds (including proceeds from business interruption insurance) shall be held by Escrow Agent in an interest bearing account to be disbursed by Escrow Agent pursuant to the terms of the Escrow Agreement, first to installments then payable under the Note as they become due, and then either to the payment for Work (as defined above) in accordance with the conditions stated above, or to prepayment of the Indebtedness, as applicable, without prepayment premium.

     4.9   Restoration Following Casualty:   If any act or occurrence of
any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any condemnation and casualty for which insurance was not obtained or obtainable), shall result in damage to or loss or destruction of the Mortgaged Property, Grantor will give notice thereof to Beneficiary and, if so instructed by Beneficiary, will promptly, at Grantor's sole cost and expense and regardless of whether the condemnation or insurance proceeds (if any) shall be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

     4.10  Performance of Leases:   Grantor will duly and punctually
perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon it under each of the Leases, and otherwise comply with the covenants, terms and provisions of the Rent Assignment of even date herewith executed by Grantor in favor of Beneficiary.


     4.11 Inspection: Grantor will permit Trustee and Beneficiary, and their agents, representatives and employees, to inspect the Mortgaged Property at all reasonable times and in any reasonable manner.

     4.12 Hold Harmless: Grantor will defend, at its own cost and expense, and hold Beneficiary harmless from any action, proceeding or claim affecting the Mortgaged Property or the Security Documents, and all costs and expenses incurred by Beneficiary in protecting its interests hereunder in such an event (including all court costs and reasonable attorneys' fees) shall be borne by Grantor.

     4.13 Books and Records: Grantor will maintain full and accurate books of account and other records reflecting the results of its operations of the Mortgaged Property and will furnish, or cause to be furnished, the following to Beneficiary on or before one hundred twenty
(120) days after the end of Grantor's fiscal year:

     (a) A complete executed copy of a report of an examination of Grantor's financial affairs, such report shall be in form satisfactory to Beneficiary and shall include a balance sheet, statement of sources and uses, rent roll in form approved by Beneficiary, statement of operating cash flow, accounts receivables in reasonable detail, and statement of profit and loss, all for Grantor's immediately preceding fiscal year, and shall include a separate operating statement for the Mortgaged Property, together with any and all related notes and such other detail as Beneficiary may reasonably require, and a certificate executed by Grantor (or if Grantor is a corporation or partnership, Grantor's chief financial officer or authorized general partner) certifying that such report has, except for the statement of sources and uses (which has nonetheless been prepared consistently), been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly presents Grantor's financial condition as of the date thereof and the results of its operations for the period covered thereby. Such annual reports shall also include certification of the percent of room occupancy, average daily room rates, annual room sales, food and beverage sales, and other income, room profit, food and beverage profit, and all other profit, as well as detailed operating expenses, and shall be accompanied by true and correct copies of all Leases not theretofore furnished to Beneficiary. The financial reports called for under this Paragraph 4.13(a) shall be accompanied by an unqualified opinion from an independent certified public accountant satisfactory to Beneficiary, confirming that the reports have been prepared in accordance with generally accepted accounting principles, and disclosing all "Notes to Financial Statements" relevant thereto. Beneficiary consents to the initial use of Imowitz Koenig & Company as such independent certified public accountants.

     (b) A certificate by an officer of Grantor certifying that, as of the date thereof, there does or does not (as the case may be) exist an event which constitutes, or which upon due notice or lapse of time or both would constitute, an Event of Default or, if an Event of Default exists, specifying the nature thereof.


     Beneficiary hereby agrees that if and only if, and only as long as:
(i) MRI Business Properties Fund, Ltd. II continues to own and hold title to the Mortgaged Property, and (ii) there has not occurred an Event of Default, and (iii) there does not exist any state of facts which, with the passage of time or giving of notice or both, would constitute an Event of Default; and (iv) Grantor has provided to Beneficiary all the reports required under this Paragraph 4.13 in form and substance satisfactory to Beneficiary, then Beneficiary will not require that the annual reports required under Section 4.13(a) be accompanied by an unqualified opinion from an independent certified public accountant.

     In addition to the annual reports referred to above, Grantor shall also furnish to Beneficiary: (i) unaudited quarterly cash flow reports and current rent rolls for the Mortgaged Property; and (ii) by January 15th of each year a proforma income statement and a current expense statement for the current and prior year; and (iii) copies of all monthly, quarterly or annual reports required to be furnished by or to Grantor under the terms of the Management Agreement; and (iv) copies of all reports required to be provided under the terms of the Ground Lease.

     At any time and from time to time, Grantor shall deliver to Beneficiary such other financial data as Beneficiary shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, and Beneficiary shall have the right, at reasonable times and upon reasonable notice, to audit, examine and make copies or extracts of Grantor's books of account and records relating to the Mortgaged Property, all of which shall be maintained and made avail-able to Beneficiary and Beneficiary's representatives for such purpose at the address specified herein for Grantor or at such other location as Beneficiary may approve.

     4.14 Reserve for Taxes: Grantor shall create a fund (the "Tax Reserve") for the payment of taxes and assessments in accordance with the following provisions: Upon the request of Beneficiary, Grantor shall make an initial deposit in an amount which, when added to the monthly deposits hereinafter provided, will be sufficient to satisfy the next succeeding payments of the annual taxes, charges and assessments levied, assessed or imposed against the Mortgaged Property, including real estate and personal property taxes (the "Taxes"). Grantor shall deposit monthly in addition to the initial deposit to such Tax Reserve, on or before the 1st day of each month, an amount equal to one-twelfth (1/12th) of all of the annual Taxes (estimated, wherever necessary) to become due for the current tax year. If at any time Beneficiary determines that any amounts theretofore paid by Grantor are insufficient for the payment in full of such Taxes, Beneficiary shall notify Grantor of the increased amounts required to provide a sufficient fund, whereupon Grantor shall deposit into the Tax Reserve within thirty (30) days thereafter the additional amount as stated in Beneficiary's notice. All of said funds shall, at the request of Beneficiary, be deposited directly by Grantor into, and the Tax Reserve shall be maintained as, a separate, interest-bearing account (the "Tax Account"), which Tax Account shall be established and administered pursuant to a Real Estate Tax Escrow and Security Agreement (the "Tax Escrow Agreement") executed by Grantor, Beneficiary and Beneficiary's agent as escrow holder (the "Escrow Holder"). The Tax Account shall be established in the name of "Connecticut General Life Insurance Company, as secured party of MRI Business Properties Fund, Ltd. II, Real Estate Tax Escrow Account," with deposits to be deposited by Escrow Holder in a bank in San Antonio, Texas selected by Grantor and approved by Beneficiary, or such other investment requested by Grantor and approved by Escrow Holder and Beneficiary. The Tax Account shall be collaterally assigned to Beneficiary as additional security for repayment of the Indebtedness, in accordance with the terms of the Tax Escrow Agreement and other terms acceptable to Beneficiary, and Beneficiary shall be assured of a first priority security interest in the Tax Account. All interest earned on the Tax Account shall be reported to the Internal Revenue Service as interest paid to Grantor, and all interest shall remain as part of the Tax Account, except interest, less reasonable escrow costs, may be paid to Grantor if and only if, and as long as: (i) MRI Business Properties Fund, Ltd. II continues to hold title to and control the Mortgaged Property, and (ii) taxes are paid in full when due, and (iii) no Event of Default has occurred, and (iv) there does not exist any state of facts which, with the passage of time or giving of notice, or both, would constitute an Event of Default. Beneficiary must receive written evidence satisfactory to Beneficiary that all deposits are timely made, and shall receive from the Escrow Holder, contemporaneously with Grantor's receipt, a copy of the monthly reconciliation statements for the Tax Account. If for any reason the Tax Account is not established, or the Tax Account is terminated, or Beneficiary otherwise does not receive from Grantor the documentation and evidence of deposits and payments required herein and under the Tax Escrow Agreement, or as otherwise required by Beneficiary, then Beneficiary may, upon written notice to Grantor, require that the Tax Reserve be held by Beneficiary free of trust (except to the extent, if any, that applicable law shall otherwise require), without bond, in a non-interest bearing account for the purposes stated herein.

     If no Event of Default shall have occurred and be continuing hereunder, funds from the Tax Reserve shall, upon timely written request of Grantor (but not less than thirty (30) days prior to the due date), at the option of Grantor, either: (i) be paid directly to the Governmental Authority entitled thereto, or (ii) upon receipt from Grantor of the Governmental Authority's paid tax receipts showing that Grantor has already paid the Taxes out of Grantor's other funds, be reimbursed to Grantor in the amount of the Taxes so paid (to the extent of funds in the Tax Account). Grantor shall not request withdrawal from nor withdraw funds from the Tax Reserve or the Tax Account, except for immediate payment of Taxes, and upon such payment will promptly furnish Beneficiary with official receipts of payment thereof, or with such other evidence as may be required by Beneficiary to verify that all currently due Taxes have been paid in full at least thirty (30) days before the Taxes otherwise become delinquent. If an Event of Default shall have occurred and be continuing hereunder, however, Beneficiary shall have the additional option of crediting the full amount of the Tax Reserve against the Indebtedness.

     Upon assignment of this Deed of Trust, Beneficiary shall have the right to pay over the balance of the Tax Reserve then in its possession, if any, to its assignee, whereupon Beneficiary and its Trustee shall then become completely released from all liability with respect thereto. Upon full payment of the Indebtedness or at such earlier time as Beneficiary may elect, the balance of the Tax Reserve in its possession shall be paid over to Grantor and no other party shall have any right or claim thereto.

     Notwithstanding anything to the contrary contained in this Paragraph 4.14 or elsewhere in the Deed of Trust, Beneficiary hereby reserves the right to waive the payment by Grantor to Beneficiary of the Tax Reserve amounts, and, in the event Beneficiary does so waive such payment, it shall be without prejudice to Beneficiary's right to insist, with or without cause, and at any subsequent time or times, that such payments be made in accordance herewith. References herein to the Tax Reserve shall include the Tax Account to the extent the same is in existence.

     4.15 Taxes on Note or Deed of Trust: If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby or by any of the other Security Documents, or upon the Note, or any part thereof, Grantor shall promptly pay all such taxes. If Grantor fails to pay any such taxes, Beneficiary may pay the same, together with all costs and penalties thereon, at Grantor's expense and Grantor shall immediately reimburse Beneficiary upon demand; provided, however, that if for any reason payment by Grantor of any such new or additional taxes would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness wholly or partially usurious under any of the terms or provisions of the Note or this Deed of Trust, or otherwise, Beneficiary may, at its option, declare the Indebtedness, with all accrued and unpaid interest thereon, but without prepayment premiums, to be due and payable within 160 days after written notice to Grantor, or Beneficiary may, at its option, pay the amount or portion of such taxes which renders the Indebtedness unlawful or usurious, in which event Grantor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said taxes. Nothing contained herein shall obligate Grantor to pay any income or franchise taxes levied against Beneficiary.

     4.16 Statements by Grantor: Grantor shall within ten (10) days after request (but no more frequently than three times in each calendar year), furnish to Beneficiary from time to time a written statement or affidavit, in such form as may be required by Beneficiary, stating the unpaid balance of the Note, the date to which interest has been paid, that there are no offsets or defenses against full payment of the Note and the performance of the terms of the Security Documents or, if there are any such offsets or defenses, specifying them, and that there does or does not (as the case may be) exist an event which constitutes, or which upon due notice or lapse of time or both would constitute, an Event of Default or, if an Event of Default exists, specifying the nature thereof.

     4.17   Further Assurances:  Grantor, upon the request of Trustee,

will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Security Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

     4.18 Recording and Filing: Grantor will cause the Security Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled, in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

     4.19 Management: At all times during the term of the Note hereby secured, the Mortgaged Property shall be managed and operated under the terms of the Management Agreement (defined in Paragraph 1.1 above), and Grantor agrees to: (a) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon the "Owner" under the Management Agreement; (b) not voluntarily terminate, cancel or waive its rights or the obligations of any other party under the Management Agreement, except with Beneficiary's prior written consent; (c) use all reasonable efforts to maintain the Management Agreement in full force and effect during the term thereof; (d) not modify, alter or amend the Management Agreement without Beneficiary's prior written consent, except for modifications that reduce the fees payable to Manager; and (e) appear in and defend any action or proceeding arising under or in any manner connected with the Management Agreement or Grantor's obligations thereunder. Grantor has executed a Collateral Assignment of Management Agreement of even date herewith in favor of Beneficiary, and Grantor shall comply with all of its obligations under such Collateral Assignment.

     Grantor may not, without first obtaining Beneficiary's written consent, enter into any new management agreement or appoint a new manager, and Beneficiary's written approval shall be conditioned upon Beneficiary's approval of the terms and conditions of such agreement in its sole discretion, as well as the requirement that Grantor execute a collateral assignment of management agreement in form and content acceptable to Beneficiary, and that Grantor and the new manager execute an estoppel, subordination, nondisturbance & attornment agreement in form and content acceptable to Beneficiary.

     4.20 Replacement Reserve:

          (a) Replacement Fund. For the purpose of creating a reserve fund for replacement of furniture, fixture and equipment (the "Replacement Fund"), Grantor shall, without limitation of any other obligation of Grantor under this Deed of Trust, upon the execution of this Deed of Trust and on or before the fifth (5th) day of each calendar month until the Indebtedness is paid in full, deposit with a national bank in San Antonio, Texas acceptable to Beneficiary

     (the "Escrow Agent"), an amount equal to five and one-half percent (5.5%) of the gross revenues generated from the Mortgaged Property during the preceding calendar month, including but not limited to all Rents. The Replacement Fund shall be maintained in an interest-bearing account, and unless the Escrow Agent has received notice that there has occurred an Event of Default under this Deed of Trust or any other Security Documents, the Escrow Agent will be authorized to pay directly to Grantor no more frequently than monthly, all interest earned on the Replacement Fund. The Escrow Agent will not be authorized to make any other disbursements of the Reserve Fund to Grantor without the prior written consent of Beneficiary. With Beneficiary's written approval, Grantor will be authorized to withdraw funds (to the extent available) from the Replacement Fund no more than once each calendar quarter, for the purpose of reimbursing Grantor for sums spent for the replacement of furnishings, fixtures and equipment used in the operation of the Mortgaged Property during the preceding quarterly period, upon the following terms and conditions:

          ( i) Grantor shall provide Beneficiary at least thirty (30) days prior written notice of its intent to withdraw such funds; and

          ( ii) There shall not have occurred an uncured Event of Default under this Deed of Trust or any of the other Security Documents, or any other event which with the passage of time or notice or both would constitute an Event of Default; and

          (iii) Grantor must provide Beneficiary with written verification satisfactory to Beneficiary of the amount spent by Grantor for replacement of furnishings, fixtures and equipment during the preceding quarterly period. No withdrawal shall be authorized for general repairs and maintenance in the ordinary course of operations, as opposed to actual replacement of furni-ture, fixtures and equipment.

     All proceeds held in the Replacement Fund are additional security for payment of the Indebtedness, and upon the occurrence of an Event of Default under this Deed of Trust or any other Security Document, Escrow Agent shall pay all such funds directly to Beneficiary, and Beneficiary shall be entitled to apply such funds either to the reduction of the Indebtedness in such order and manner as Beneficiary may elect, or to use such funds for other purposes as Beneficiary may deem desirable to protect the Mortgaged Property or Beneficiary's interests therein. Grantor's failure to make timely a monthly deposit into the Replacement Fund when required shall be an Event of Default under this Deed of Trust.

          (b) Escrow Agreement. Beneficiary, Grantor and Escrow Agent will enter into an escrow agreement mutually satisfactory to Beneficiary and Escrow Agent, governing the terms and conditions under which the proceeds in the Replacement Fund will be invested and disbursed. The Escrow Agent will not be authorized to disburse any funds from the Replacement Fund without the prior written consent of Beneficiary (except for interest accrued thereon and disbursed prior to notice of an Event of Default), and shall be authorized to pay all proceeds held in the Replacement Fund directly to Beneficiary upon the written request of Beneficiary. The escrow agreement must provide that Escrow Agent subordinates any and all security interests, setoff rights or other claims that Escrow Agent may have against the Replacement Fund, to the liens and security interests of Beneficiary. The escrow agreement shall contain such terms as Beneficiary may require in order to insure that Beneficiary has a perfected, first security interest in the Replacement Fund and the account with Escrow Agent established pursuant to this Paragraph 4.20. If for any reason an escrow agreement is not entered into as required by this Paragraph 4.20, then Beneficiary may, upon written notice to Grantor, require that the Reserve Fund be held by Beneficiary free of trust (except to the extent, if any, that applicable law shall otherwise require), without bond, in a non-interest bearing account. The initial deposit into the Replacement Fund shall exceed the required monthly deposits, and shall be in an amount reasonably required by Beneficiary, not less than the balance of the replacement reserve previously existing in connection with Beneficiary's prior liens against the Mortgaged Property.

     4.21 City Leases: With respect to those portions of the Mortgaged Property which are the subject of the City Leases, Grantor hereby agrees as follows:

          (a) Performance of City Leases. Grantor shall (i) promptly perform or cause to be performed all of the terms required to be performed by Grantor under the City Leases and to do or cause to be done all things necessary to preserve and keep unimpaired the Grantor's rights under the City Leases; (ii) furnish the Beneficiary with written evidence of payment of all rental and other sums due the lessor under the City Leases at least fifteen
     (15) days prior to the date such payment is due and payable; (iii) take all other acts as are necessary to maintain the City Leases in full force and effect; (iv) promptly, and in any event within five
     (5) days after the occurrence thereof, notify the Beneficiary of the receipt of any notice from any lessor under any City Lease claiming that Grantor is in default in the performance of any of the terms thereof and cause a copy of each such notice to be delivered to Beneficiary; and (v) correct or cause to be corrected any such claimed default within one-half (1/2) of the time provided in the City Lease for correction thereof by Grantor.

          (b) Grantor's Estate. In the event the Grantor acquires the fee simple title or any other estate or interest in the real property subject to a City Lease, such acquisition will not merge the leasehold estate created by the City Leases, but such other estate or interest will immediately become subject to the lien of this Deed of Trust, and Grantor agrees to execute, acknowledge and deliver any instruments that Beneficiary might reasonably request for accomplishing the purposes hereof immediately on the request of the Beneficiary therefor.


          (c) Option to Cure Default. On receipt by Beneficiary from any lessor under a City Lease of any written notice of default by the Grantor thereunder, the Beneficiary may rely thereon and take such action as Beneficiary deems necessary or desirable to cure such default, even though the existence of such default or the nature thereof is denied by Grantor or by any other person.
     Grantor hereby expressly grants to Beneficiary the absolute and immediate right to enter upon the Land and other Mortgaged Property to such extent and as often as Beneficiary in its sole discretion deems necessary or desirable to prevent or cure any such default by Grantor.

          (d) No Modification. Grantor will not without the prior written consent of Beneficiary (i) surrender any of the leasehold estates created by any City Lease or (ii) terminate or cancel any City Lease, or (iii) modify, change, supplement, alter or amend any City Lease, either orally or in writing, or (iv) fail to exercise any option to renew any City Lease in order to prevent its termination or lapse prior to the time the Indebtedness has been paid in full; and Grantor hereby assigns to Beneficiary all of Grantor's rights and privileges as lessee under the City Leases to terminate, cancel, modify, change, supplement, alter, amend, renew or extend the City Leases. Any such termination, cancellation, modification, change, supplement, alteration, amendment or extension of any City Lease without the prior written consent thereto by Beneficiary will, at Beneficiary's option, be void and of no force or effect, and shall constitute an Event of Default hereunder.

          (e) No Release. No release or forbearance of any of Grantor's obligations under the City Leases, pursuant to the City Leases or otherwise, will release Grantor from any of Grantor's obligations under this Deed of Trust, including Grantor's obligations with respect to the payment of rent as provided in the City Leases and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the City Leases to be performed by the Grantor thereunder.

          (f) No Merger. Anything herein contained to the contrary notwithstanding, it is agreed that the leasehold estates of the Grantor created by the City Leases and the estate of the fee owner and lessor under each City Lease will at all times remain separate and apart and retain their separate identities, and no merger of the leasehold estate of the Grantor with the estate in fee of the owner and lessor will result with respect to the Beneficiary or with respect to any purchaser acquiring the Mortgaged Property at any sale on foreclosure of the leasehold estate encumbered by this Deed of Trust without the prior written consent of the Beneficiary.

     4.22 Adequate Parking: Grantor covenants, warrants and represents to Beneficiary that: (i) there are at least 199 striped parking spaces located on the Mortgaged Property; (ii) in addition to the 199 striped parking spaces, there shall be additional space on the Mortgaged Property for at least 30 cars to be parked for valet parking; and (iii)

at all times there shall be sufficient parking spaces located on the Mortgaged Property or available pursuant to approved Parking Leases, as are needed to maintain compliance with all Legal Requirements.

     4.23 Environmental Remedial Work. In the event that any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required under any Legal Requirement of any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity or person or other Governmental Authority, because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Material (as defined in Paragraph 3.8) in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Mortgaged Property (or any portion thereof), Grantor shall, within thirty (30) days after written demand for performance thereof by Beneficiary (or such shorter period of time as may be required under any Legal Requirement of any Governmental Authority), commence and thereafter diligently prosecute to completion, all such Remedial Work; provided, however, that Grantor may delay commencement of the Remedial Work for such time that Grantor is in good faith and diligently contesting the Legal Requirement of the Governmental Authority otherwise imposing the obligation to perform the Remedial Work, if and only if: (i) there does not exist an Event of Default under this Deed of Trust; and (ii) Grantor performs such part of the Remedial Work that Grantor is not in good faith contesting; and (iii) there is no risk of loss or forfeiture of the Mortgaged Property, and no risk that a lien will be created against the Mortgaged Property that would have priority over the liens and security interests created by this Deed of Trust; and (iv) if required by Beneficiary, Grantor shall provide a bond, a cash deposit or other form of assurance satisfactory to Beneficiary, in an amount reasonably required by Beneficiary, to cover the potential penalties, fines, and expenses that may accrue as a result of Grantor's contest of the Legal Requirement. All costs and expenses of such Remedial Work shall be paid by Grantor, including, without limitation, Beneficiary's Attorney's Fees (as hereinafter defined) incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely prosecute to completion such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed at the expense of Grantor, and Beneficiary may, at its option, add all such costs and expenses thereof or incurred in connection therewith to the Indebtedness secured by this Deed of Trust, without affecting the liability of Grantor or any third-party indemnitors hereunder or under any other agreement, including the Environmental Indemnity Agreement.

     As used in this Paragraph 4.23, the term "Attorneys' Fees" shall mean and include all reasonable costs, fees and charges of any attorney, legal assistant and paralegal, and shall include both outside counsel retained by Beneficiary and in-house counsel for CIGNA Corporation and Beneficiary, and shall include without limitation expert witness payments and other court costs whether or not incurred in any judicial, bankruptcy or administrative proceeding.

     The obligations of Borrower under this Paragraph 4.23 of the Deed of Trust are intended to be in addition to and not in replacement of the obligations of Borrower under Paragraphs 3.8 and 4.24 of this Deed of Trust, and under the Environmental Indemnity Agreement of even date herewith.

     4.24 Indemnification for Environmental Concerns: Grantor agrees to indemnify and hold Beneficiary (which, as used in this Paragraph shall collectively mean the Beneficiary described herein and any persons or entities owned or controlled by or affiliated with such Beneficiary) harmless from and against and to reimburse Beneficiary with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Beneficiary at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of Grantor set forth in Paragraph 3.8 of this Deed of Trust, (b) the failure of Grantor to perform any obligation required to be performed by Grantor under Paragraph 3.8 or Paragraph
4.23 of this Deed of Trust, and (c) the violation of any Environmental Law through the ownership, construction, occupancy, operation, use and maintenance of the Mortgaged Property prior to the date (the "Release Date") on which (i) the Indebtedness and Obligations secured hereby have been paid and performed in full and this Deed of Trust has been released, and (ii) if Beneficiary becomes the owner of the Mortgaged Property by way of foreclosure of the lien hereof, deed in lieu of such foreclosure or otherwise, the Mortgaged Property has been sold by Beneficiary; provided, however, this indemnity shall not apply with respect to matters solely caused by or arising solely out of the gross negligence or willful misconduct of Beneficiary. The foregoing indemnity applies, without limitation, to any violation on or before the Release Date of any Environmental Law in effect on or before the Release Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on the Mortgaged Property or release from the Mortgaged Property of Hazardous Materials or Hazardous Materials disposed of or otherwise released prior to the Release Date even if occurring prior to the date Grantor obtained title to the Mortgaged Property), regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence; provided, however, such indemnity shall not apply with respect to matters solely caused by or arising solely out of the gross negligence or willful misconduct of Beneficiary. The terms "Hazardous Materials" and "disposed" shall have the meanings specified in Paragraph 3.8. The provisions of this Paragraph shall survive the Release Date and shall continue thereafter in full force and effect. Notwithstanding the foregoing, the provisions of this Paragraph
4.24 are subject to the limitations on recourse set forth in Paragraph
11.18 below. The obligations of Borrower under this Paragraph 4.24 of the Deed of Trust are intended to be in addition to and not in replacement of the obligations of Borrower under Paragraphs 3.8 and 4.23 of this Deed of Trust, and under the Environmental Indemnity Agreement of even date.

     4.25 Liquor License:  Grantor shall at all times: (a) either directly or indirectly through the Manager, a subsidiary of Manager, or another third party approved by Beneficiary (a "Liquor Permittee"), obtain and maintain in accordance with the Texas Alcoholic Beverage Code and related Texas laws, rules and procedures, all liquor permits needed to serve the alcoholic beverages customarily served at the hotel located on the Mortgaged Property; and (b) to the extent Grantor is not the Liquor Permittee, establish and maintain written agreements with the Liquor Permittee on terms and conditions reasonably satisfactory to Beneficiary, pursuant to which customary alcoholic beverages may be sold on the Mortgaged Property; and (c) provide Beneficiary with evidence in form and substance satisfactory to Beneficiary that the Liquor Permittee is a responsible entity that either directly or indirectly maintains insurance in form, substance and amounts satisfactory to Beneficiary covering the liability associated with the sale of alcoholic beverages on the Mortgaged Property; and (d) upon the request of Beneficiary, provide contractual agreements with the Liquor Permittee in form and content acceptable to Beneficiary, pursuant to which the Liquor Permittee would continue providing the services necessary to permit the continued ability to serve alcoholic beverages on the Mortgaged Property in the event of a foreclosure under this Deed of Trust, or a deed in lieu thereof.

                           Article 5

                       NEGATIVE COVENANTS

     Grantor hereby covenants and agrees with Beneficiary that until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged, Grantor will comply with all of the following covenants:

     5.1 Use Violations: Grantor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any Legal Requirement, (b) constitutes a public or private nuisance, (c) makes void, voidable or cancelable, any insurance then in force with respect thereof, or (d) causes an increase in the premium for any insurance then in force with respect thereof, unless such increase is immediately paid by Grantor.

     5.2 Alterations: Grantor will not commit or permit any waste of the Mortgaged Property and will not (subject to the provisions of Paragraphs 4.6 and 4.9 hereinabove), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.

     5.3 Replacement of Fixtures and Personalty: Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Buildings unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value owned by Grantor, free and clear of any lien or security interest except such as may be first approved, in writing, by Beneficiary.

     5.4 No Drilling or Exploration: Without the prior written consent of Beneficiary, there shall be no drilling or exploring for or extraction, removal, or production of minerals from the surface or subsurface of the Land. The term "minerals" as used herein shall include, without limiting the generality of such term, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

     5.5 No Further Encumbrances: Grantor will not, without the prior written consent of Beneficiary, create or place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of or allow to remain, any deed of trust, mortgage, pledge, lien (statutory, constitutional or contractual), security interest, assignment, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Security Documents, with respect to the Mortgaged Property, the Leases or the Rents, other than the Permitted Encumbrances. If any lien or claim is asserted against the Mortgaged Property, Grantor shall perform its obligations with respect thereto as specified in Paragraph 4.4 above.


     Beneficiary agrees not to unreasonably withhold its written consent to subordinate lien financing (a "Subordinate Loan") for the Mortgaged Property requested by Grantor on one or more occasions, if and only if Grantor satisfies all of the following terms and conditions:

          (a) There must not have occurred an Event of Default under this Deed of Trust or any of the Security Documents either at the time of the request for Beneficiary's consent to the Subordinate Loan, or at the closing of the Subordinate Loan.

          (b) The proposed Subordinate Loan must be provided by a lender (the "Subordinate Lender") that is an "Approved Investor", which is defined as any bank, trust company, insurance company, pension fund, investment advisor, credit union, real estate investment trust or charitable foundation that is actively engaged in acquiring or financing major commercial real estate properties, and that is approved in writing by Beneficiary. Beneficiary will not be required to approve of a proposed Subordinate Lender or proposed Approved Investor that has been a litigant, plaintiff or defendant in any material lawsuit or legal proceedings brought by or against Beneficiary or any of Beneficiary's affiliates.

          (c) The aggregate amount of the Subordinate Loan shall not exceed $5,000,000.00, and the proceeds of the Subordinate Loan shall be used solely for the purpose of renovating the Improvements.

          (d) The proposed Subordinate Loan shall not be given in satisfaction of, or to evidence, judgments or claims against Grantor, nor shall any security agreement, deed of trust, mortgage, assignment, title retention agreement, or other document or agreement evidencing or securing the proposed Subordinate Loan (hereinafter, collectively the "Subordinate Documents"), be cross-defaulted or cross-collateralized with any other lien or security interest in any other property.

          (e) At least thirty (30) days prior to the closing of the proposed Subordinate Loan, Grantor must deliver to
     Beneficiary: (i) a written statement of all of the material terms and provisions of the proposed Subordinate Loan, including without limitation the proposed date of closing, the name, background and address of the proposed Subordinate Lender, and the principal amount, rate, periodic payments, terms and other salient features of the Subordinate Loan; and
     (ii) plans for the proposed renovation, whether or not such planned Alterations require Beneficiary's approval under Paragraph 5.2 of this Deed of Trust.

          (f) The Subordinate Loan must not call for an accrual of interest or for the payment of additional principal installments, and all payments must be on a current pay basis

     (amortization schedule).

          (g) Grantor shall pay for all of Beneficiary's costs and expenses associated with such proposed Subordinate Loan, whether or not such Subordinate Loan closes, including without limitation, attorneys' fees charged by Beneficiary's staff counsel or special counsel.

          (h) The Subordinate Lender shall enter into an intercreditor agreement with Beneficiary to the following effect: (i) the Subordinate Lender agrees that the Subordinate Documents are unconditionally subordinate to this Deed of Trust and the other Security Documents, and the Subordinate Lender waives any right to marshalling or to assert priority over future advances, if any, provided for in the Security Documents; (ii) the Subordinate Lender agrees to be bound by any renewals, extensions, reinstatements or modifications of the Security Documents and agrees that the liens and security interests of the Subordinate Documents shall be subordinate to all leases of space in the Mortgaged Property, and that without Beneficiary's prior written consent, no action shall be taken by Subordinate Lender that would terminate any occupancy or tenancy of third-party tenants of the Mortgaged Property; (iii) the Subordinate Lender agrees that Beneficiary shall in all cases be paid all sums then currently due under the Security Documents before the Subordinate Lender receives any sums then currently due under the Subordinate Documents; (iv) the Subordinate Lender agrees to notify Beneficiary of any default by Grantor or others under such Subordinate Documents and further agrees not to accelerate the Subordinate Loan or exercise any rights or remedies with respect to the Mortgaged Property for a period of ninety (90) days after Beneficiary's receipt of such notice; and (v) the Subordinate Lender agrees that it will not transfer its interest in the Subordinate Loan or Subordinate Documents without the prior written consent of Beneficiary.

     Grantor also covenants and agrees to furnish Beneficiary with prompt, written notice of any notice of default furnished to Grantor by its Subordinate Lender. In the event Beneficiary elects to cure any default under the Subordinate Documents, any advances made by Beneficiary to cure such default shall be included in the Indebtedness secured by the Deed of Trust. Any transfer of ownership of all or any part of the Mortgaged Property as a result of a default under the Subordinate Documents shall be a Disposition under Paragraph 11.17 of this Deed of Trust, and shall constitute an Event of Default, unless Beneficiary consents in writing to such Disposition.

     5.6 No Leasing of Personalty or Fixtures: Except as otherwise specifically approved in writing by Beneficiary, Grantor must own all furniture, fixtures and equipment used in connection with the ownership, operation, or maintenance of the Mortgaged Property lien free and not subject to any equipment leases, conditional sales contracts or any other types of financing, and Grantor shall not, as a lessee or otherwise, execute any lease, conditional sales contract or any other financing agreement for the lease, purchase or encumbrance of any Personalty or Fixtures or any other part of the Mortgaged Property that is to be used in connection with the ownership, maintenance or operation of the Mortgaged Property, without the prior written consent of Beneficiary. Grantor shall submit each proposed lease, contract or financing agreement for any such furniture, fixtures or equipment to the Beneficiary for Beneficiary's prior written consent, which consent may be withheld in Beneficiary's sole discretion, or may be conditioned upon, among other requirements, the equipment lessor's agreement that Beneficiary, at its option, may cancel or continue the lease upon a foreclosure of the lien securing the Indebtedness, and that Beneficiary shall in no way be responsible for or liable to pay any sums or money or perform any of the obligations of Grantor under the leases which accrue prior to the foreclosure date. Grantor shall deliver to Beneficiary an executed original of each lease and shall fully comply with and perform all obligations of the lessee under such leases.

                               Article 6

                           EVENTS OF DEFAULT

     The term "Event of Default" shall include the occurrence or happen-ing, at any time and from time to time, of any one or more of the following:

     6.1 Payment of Indebtedness: If Grantor shall fail to pay timely and in full any installment or portion of the Indebtedness as and when the same shall become due and payable, and such failure continues for a period of five (5) days thereafter; provided, however, that the failure to pay all Indebtedness which is due upon the maturity of the Note, whether matured by acceleration or otherwise, shall be an Event of Default immediately, without any notice, grace or opportunity to cure.

     6.2 Performance of Obligations: If Grantor shall fail, refuse or neglect to perform and discharge fully and timely any covenant of this Deed of Trust or any of the other Obligations as and when called for (other than a payment of Indebtedness covered under Paragraph 6.1) and such failure, refusal or neglect shall either be uncurable or, if curable, shall remain uncured for a period of thirty (30) days after written notice thereof from Beneficiary; provided, however, that if such default is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no Event of Default shall be deemed to have occurred if Grantor immediately commences and thereafter diligently and continuously proceeds to cure the default within a reasonable period of time not to exceed 180 days after such notice.

     6.3 False Representation: If any representation, warranty or statement made by any Grantor or others in, under or pursuant to the Security Documents or any affidavit or other instrument executed in connection with the Security Documents is false or misleading in any material respect as of the date hereof.


     6.4 Voluntary Bankruptcy: If Grantor shall (a) voluntarily be adjudicated a bankrupt or insolvent, (b) procure the voluntary or involuntary appointment of a receiver, trustee or liquidator for itself or for all or any part of its property, (c) file any petition seeking a discharge, rearrangement or reorganization of its debts pursuant to the bankruptcy laws or any other debtor relief laws of the United States or any state or any other competent jurisdiction, (d) make a general assignment for the benefit of its creditors, or (e) generally fail to pay its debts as they mature or shall admit in writing its inability to pay its debts as they mature.

     6.5 Involuntary Bankruptcy: If (a) a petition is filed against any Grantor seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or (b) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Grantor, a receiver or trustee for it or for all or any part of its property, and such petition, order, judgment or decree is not dismissed with prejudice, stayed or vacated, as appropriate, within sixty (60) days from the date of filing or entry thereof.

     6.6 Destruction of Improvements: If the Mortgaged Property is demolished, destroyed, condemned or substantially damaged or changed (whether by casualty, condemnation or otherwise) and Grantor fails to restore or rebuild it within a reasonable period of time with available funds to substantially the condition existing immediately prior to such demolition, destruction, damage or condemnation.

     6.7 Foreclosure of Other Liens: If the holder of any lien or security interest on any part of the Mortgaged Property (without hereby implying Beneficiary's consent to the existence, placing, creating or permitting of any such lien or security interest) posts a notice of public sale of any portion of the Mortgaged Property or institutes foreclosure or other proceedings for the enforcement of its remedies under any instrument creating such lien or security interest.

     6.8  Abandonment:  If Grantor abandons any of the Mortgaged
Property.

     6.9 Litigation: If Grantor: (a) suffers or permits any creditor to obtain a lien upon any of the Grantor's property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or (b) fails to have discharged within a period of ten (10) days any attachment, sequestration, or similar writ levied upon any property of Grantor; or (c) fails to pay immediately any final money judgment against Grantor.

     6.10 Disposition: If there occurs without the prior written consent of Beneficiary, a "Disposition" of all or any part of the Mortgaged Property, Leases, or beneficial interests in Grantor as described in Paragraph 11.17 below.

     6.11 Security Documents:  If there occurs a default under the terms of the Note or any of the other Security Documents, and such default is not cured within the applicable cure period, if any, provided in such Note or other Security Document.

     6.12 Management Agreement:  If Grantor defaults under the
Management Agreement, or if the Management Agreement is modified, amended, cancelled, terminated or altered in any manner without Beneficiary's prior written consent.

     6.13 City Leases: If there occurs a default under the terms of the Ground Lease or the Riverwalk Lease, or if either the Ground Lease or Riverwalk Lease is modified, amended, cancelled, terminated or altered in any manner without Beneficiary's prior written consent.

     6.14  DELETED.

     6.15  DELETED.

     6.16 Franchise: If without Beneficiary's prior written approval, the franchise name associated with the Mortgaged Property is other than Marriott.

                            Article 7

                     DEFAULT AND FORECLOSURE

     7.1 Remedies: If an Event of Default shall occur, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

          (a) Acceleration: Declare the then unpaid principal balance of the Note, the accrued and unpaid interest thereon, all premiums payable thereunder, and any other accrued but unpaid portion of the Indebtedness to be immediately due and payable, without further notice, presentment for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

          (b) Entry on Mortgaged Property: Enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent thereto, Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default then would have existed in the absence of such sentence.


          (c) Operation of Mortgaged Property: Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall deem necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Paragraph 7.8 below.

          (d) Foreclosure and Sale: Sell or offer for sale the Mortgaged Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made at the area designated for foreclosure sales at the courthouse door of the county wherein the Land (or any of that portion thereof to be sold) is located on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M. after giving notice of the time, place and terms of sale and that portion of the Mortgaged Property to be sold, by (a) posting, or causing to be posted, written or printed notice thereof at least twenty-one (21) days prior to the date of said sale at the county courthouse door thereof; (b) filing, at least twenty-one (21) days preceding the date of sale, a copy of said posted notice in the office of the county clerk of the county in which the sale is to be made; and (c) at least twenty-one (21) days preceding the date of such sale, serving written notice of the proposed sale by certified mail on each person or entity obligated to pay the Indebtedness according to the records of the Beneficiary; or by accomplishing all or any of the aforesaid in such manner as permitted or required by Section 51.002, Texas Property Code (formerly Article 3810 of the Texas Revised Civil Statutes) relating to the sale of real estate, or by Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by a debtor (as said section and chapter now exist or may be hereinafter amended or succeeded) or by any other present or subsequent enactments relating to same. Service of the notice called for in this Paragraph 7.1(d) shall be completed upon deposit of the notice, enclosed in a postage-paid wrapper, properly addressed to such person or entity obligated to pay the Indebtedness at the most recent address, as shown by the records of the Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was so completed shall be prima facie evidence of the fact of service. Grantor hereby agrees that at any such sale (i) whether made under the power herein contained, the aforesaid Section 51.002, the Texas Business and Commerce Code, any other Legal Requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Mortgaged Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor;
     (iii) each and every recital contained in any instrument of conveyance made by Trustee shall be taken by all courts of law and equity as prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, the identity of Beneficiary, the existence of an Event of Default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the advertisement, time, place, terms, manner, and conduct of such sale, the appointment of any Successor Trustee hereunder, the receipt, distribution and application of the money realized from such sale, and any other act or thing having been duly done by Beneficiary or by Trustee hereunder, and Grantor hereby ratifies and confirms every such recital; (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed; (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misap-plication or nonapplication thereof; (vi) to the greatest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar, both at law and in equity, against Grantor and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor; and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale. The Beneficiary shall have the option to proceed with a foreclosure without accelerating the maturity of the Note or declaring the entire Indebtedness due, and if such foreclosure and sale was made because of a default in part of the Note or other Indebtedness, such sale may be made subject to the unmatured part of the Note and other Indebtedness, and it is agreed that such a sale, if so made, shall not in any manner affect the unmatured part of the Note or other Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph. It is further agreed that several foreclosures and sales may be made hereunder without exhausting the right for any unmatured part of the Note or other Indebtedness, it being the purpose to provide for a foreclosure and sale of the Mortgaged Property for any matured portion of the Note or other Indebtedness without exhausting the power to foreclose and to sell the Mortgaged Property for any other part of the Indebtedness subsequently maturing. It is further agreed that at any such sale, Beneficiary may sell the property subject to any existing Lease or other encumbrance against the property to be sold, to the same effect as if Beneficiary had elected to subordinate the liens of this Deed of Trust to such Lease or other encumbrance. It is further agreed that upon any such foreclosure, Beneficiary shall have the right to cancel any Insurance Policy covering all or any part of the Mortgage Property and shall be entitled to receive any unearned premiums from such Insurance Policy, which shall be applied in the same manner as proceeds of sale under Paragraph 7.8 below.

          (e) Receiver: Upon or at any time after commencement of foreclosure of the lien and security interest provided for herein or any legal proceeding hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Paragraph 7.8 below.

          (f) Other: Exercise any and all other rights, remedies and recourses granted under the Security Documents (including, without limitation, those set forth in Paragraph 9.6 hereinbelow) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

     7.2 Separate Sales: The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     7.3 Remedies Cumulative, Concurrent and Nonexclusive: Beneficiary shall have all rights, remedies and recourses granted in the Security Documents and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Mortgaged Property, the Leases or any portion thereof) and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

     7.4 No Conditions Precedent to Exercise of Remedies: Neither Grantor nor any other person hereafter obligated for payment of all or any part of the Indebtedness or fulfillment of all or any of the

Obligations shall be relieved of such obligation by reason of (a) the failure of Trustee to comply with any request of Grantor or of any other person so obligated to foreclose the lien of this Deed of Trust or to enforce any provisions of the other Security Documents, (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property, (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of the Security Documents without first having obtained the consent of, given notice to or paid any consideration to Grantor or such other person, and in such event, Grantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Beneficiary, or (d) by any other act or occurrence, save and except the complete payment of the Indebtedness and the complete fulfillment of all of the Obligations.

     7.5 Release of and Resort to Collateral: Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Security Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security therefor held by Trustee, in such order and manner as Beneficiary may elect.

     7.6  Waiver of Redemption, Notice, Marshalling of Assets and
Sureties: To the greatest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Trustee's election to exercise or his actual exercise of any right, remedy or recourse provided for under the Security Documents, (c) any right to a marshalling of assets or a sale in inverse order of alienation, and (d) any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

     7.7 Discontinuance of Proceedings: In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Security Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Security Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

     7.8 Application of Proceeds: The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of, the Mortgaged Property or the Leases shall be applied by

Beneficiary or Trustee (or the receiver, if one is appointed), to the extent that funds are so available therefrom, in the following orders of priority:

          (a) First, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (i) reasonable trustees' and receivers' fees based upon the bid price and other monies handled (which shall be in addition to attorney's fees and other expenses); (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement, (v) Beneficiary's costs of having the Mortgaged Property appraised, and (vi) the payment of any and all Impositions, liens, security interests or other rights, titles or interests of this Deed of Trust (except those to which the Mortgaged Property has been sold subject to, without in any way implying Beneficiary's prior consent to the creation thereof); and

          (b) Second, to the payment of the matured Indebtedness that is then due and payable, discharging first that part of the matured Indebtedness arising under the covenants or agreements contained in the Security Documents and not evidenced by the Note or any other note, then to the matured Indebtedness evidenced by notes other than the Note, and then to the matured Indebtedness evidenced by the Note, or in such other order as Beneficiary may elect; and

          (c) Third, to the payment of any indebtedness or obligation of Grantor to Beneficiary secured by a subordinate deed of trust on or security interest in the Mortgaged Property; and

          (d) Fourth, to Grantor or any other party lawfully entitled to receive the same, in the order and in amounts as determined by law.

                            Article 8

                          CONDEMNATION

     8.1 General: Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation of the Mortgaged Property or any part thereof, Grantor shall notify Trustee and Beneficiary of such fact. Grantor shall then, if requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Grantor may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in same and to be represented therein by counsel of its own choice; and Grantor will deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation. If the Mortgaged Property is taken or diminished in value, or if a consent settlement is entered by or under threat of such proceeding, the award or settlement payable to Grantor by virtue of its interest in the Mortgaged Property shall be, and by these presents is, assigned, transferred and set over unto Beneficiary to be held by it, subject to the lien and security interest of this Deed of Trust, to be applied as follows.

     8.2 Application of Proceeds: All proceeds received by Beneficiary with respect to a taking or a diminution in value of the Mortgaged Property shall be applied in the following order of priority:

          (a) First, to reimburse Trustee or Beneficiary for all costs and expenses, including appraisal costs and reasonable attorneys' fees, incurred in connection with collection of the said proceeds;

          (b) Thereafter, the balance, if any, shall be applied, at the election of Beneficiary in its sole discretion either (i) to the payment of the Indebtedness in such manner and in such order as Beneficiary may elect in its sole discretion until paid in full, or
     (ii) to the rebuilding, restoration or repair of the Mortgaged Property; and in either event, with the remaining balance, if any, to be paid to Grantor or any other party lawfully entitled to receive the same, in the order and in amounts as determined by law; provided, however, that if Beneficiary elects to allow such proceeds to be applied to the rebuilding, restoration or repair of the Mortgaged Property, the provisions of Paragraph 4.8 hereinabove shall determine the conditions precedent for utilizing such proceeds for such purpose, and any balance remaining shall be applied to the payment of the Indebtedness.

                            Article 9

                       SECURITY AGREEMENT

     9.1 Security Interest and Assignment: This Deed of Trust shall be construed as a deed of trust on real property and it shall also constitute and serve as a "Security Agreement" on personal property and fixtures within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate, as provided in Article 2 hereinabove, a first and prior security interest under the Uniform Commercial Code (being Chapter 9 of the Texas Business and Commerce Code, as to property within the scope thereof and situated in the State of Texas and being sometimes referred to herein as the "Code") with respect to the Personalty, Fixtures, Plans, Leases, Rents and any other portion of the Mortgaged Property constituting personal property or a fixture within the meaning of said Code. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents, does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and unto Beneficiary a first and prior security interest in all of Grantor's right, title and interest in, to, under and with respect to the Personalty, Fixtures, Plans, Leases, Rents and any other portion of the Mortgaged Property constituting personal property or a fixture within the meaning of said Code, to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations. Grantor has executed an Assignment of Leases and Rents (the "Rent Assignment") of even date herewith also granting to Beneficiary an absolute assignment of certain leases, rents and cash collateral described therein, it being the express intention of Beneficiary and Grantor that to the extent of any irreconcilable conflicts between the Deed of Trust and the Rent Assignment with respect to the Leases and Rents, the Rent Assignment shall control.

     9.2 Financing Statements: Grantor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such "Financing Statements" and such further assurances as Beneficiary may from time to time reasonably consider necessary to create, perfect and preserve Beneficiary's security interest and/or assignment herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law, to so create, perfect and preserve such security interest. Beneficiary, at any time after delivery of this Deed of Trust, may sign one or more copies hereof in order that such copies may be used as Financing Statements, and such signature by Beneficiary may be placed between the last sentence of this Deed of Trust and the Grantor's acknowledgment, or may follow the Grantor's acknowledgment; provided, that such signature need not be acknowledged and it is not necessary to the effectiveness hereof as a deed of trust, mortgage, assignment, pledge or security agreement or (unless otherwise required by law) as a financing statement.

     9.3 Uniform Commercial Code Remedies: Beneficiary and/or Trustee shall have all the rights, remedies and recourses with respect to the Personalty, Fixtures, Plans, Leases and Rents and to any other portion of the Mortgaged Property, afforded to it by the aforesaid Code, in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Deed of Trust and the Security Documents.

     9.4 No Obligation of Trustee: The assignment and security interest herein granted shall not be deemed or construed to constitute Trustee or Beneficiary as a trustee in possession of the Mortgaged Property, to obligate Trustee or Beneficiary to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expenses or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

     9.5. Fixture Filing: This Deed of Trust shall constitute a "fixture filing" for the purposes of Chapter 9 of the Code with respect to those items of the Mortgaged Property that are, or are to become, fixtures related to the Land, and information concerning the security interest herein granted may be obtained from Beneficiary, as secured party, at the address stated below. The address of the Grantor, as debtor, is stated below.

     9.6 Foreclosure of Security Interest: If an Event of Default shall occur, Beneficiary may elect, in addition to exercising any and all other rights, remedies and recourses set forth in Article 7 or referred to in Paragraph 9.3 hereinabove, to proceed in the manner set forth in Section 9.501(d) of Chapter 9 of the Code relating to the procedure to be followed when a Security Agreement covers both real and personal property. Except as otherwise set forth in this Paragraph 9.6, at any foreclosure and sale, as described in Paragraph 7.1(d)

hereinabove, it shall be deemed that the Trustee proceeded under such
Section 9.501(d) as to types of property covered thereby and that such sale passed title to all of the Mortgaged Property and other property described herein to the purchaser thereat, including, without limitation, the Personalty, Plans, Leases and Rents. Beneficiary acting by and through the Trustee or any other representative, may elect, either prior to or at such sale, not to proceed under such Section 9.501(d) by notifying Grantor of the manner in which Beneficiary intends to proceed with regard to the Personalty, Plans, Leases and Rents.

                           Article 10

                     CONCERNING THE TRUSTEE

     10.1 No Required Action: Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where, in his opinion, such action will be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless tendered security and indemnity satisfactory to him against any and all cost, expense and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgement or validity of the Security Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

     10.2 Certain Rights: With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (a) to select, employ and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Security Documents, and shall be fully protected in relying as to legal matters on the advise of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder, either directly or through his agents or attorneys, (c) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (d) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Grantor will from time to time pay the compensation due to Trustee hereunder and reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties.

     10.3 Retention of Moneys: All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

     10.4 Successor Trustees: Trustee may resign by the giving of notice of such resignation, in writing, to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or shall fail or refuse to execute the same when requested by Beneficiary so to do, or if for any reason Beneficiary shall prefer to appoint a substitute trustee to act instead of the forenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession, who shall succeed to all the estates, rights, powers and duties of the forenamed Trustee. Such appointment does not need to be recorded and has no requirements of formality other than it must be evidenced in writing. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the forenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof.

     10.5 Perfection of Appointment: Should any deed, conveyance or instrument of any nature be required from Grantor by any successor trustee to more fully and certainly vest in and confirm to such new trustee such estates, rights, powers and duties, then upon request by such trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

     10.6 Succession Instruments: Any new trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the successor trustee so appointed in its or his place.

     10.7. No Representation by Trustee or Beneficiary: By accepting or approving anything required to be observed, performed or fulfilled or to be given to Trustee or Beneficiary pursuant to the Security Documents, including (but not limited to) any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to or affirmed the sufficiency, legality, effectiveness or legal effect of the same or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Trustee or Beneficiary.

                           Article 11

                          MISCELLANEOUS

     11.1 Performance at Grantor's Expense: The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Grantor, and no portion of such cost and expense shall be, in any way and to any extent, credited against any installment on or portion of the Indebtedness. If the Indebtedness shall be collected by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after default or maturity, Grantor agrees to pay the attorneys' and collection fees in the amount set forth in the Note, and such fee shall be a part of the Indebtedness.

     11.2 Survival of Obligations: Each and all of the Obligations shall survive the execution and delivery of the Security Documents, and the consummation of the Loan called for therein, and shall continue in full force and effect until the Indebtedness shall have been paid in full.

     11.3 Notices: All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee by a reputable overnight delivery service, or by prepaid telegram. Notice so mailed shall be effective and deemed received upon its deposit in the custody of the U.S. Postal Service (whether or not actually received). Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

     If to Beneficiary:  Connecticut General Life Insurance
                          Corporation
                         c/o CIGNA Investments, Inc.
                         900 Cottage Grove Road
                         Hartford, Connecticut 06152-2319
                         Attn: Real Estate Investment Service, S-319


    With copy to:        CIGNA Corporation
                         Investment Law Department
                         900 Cottage Grove Road
                         Hartford, Connecticut  06152-2215
                         Attn:  Real Estate Division, S-215A

     If to Grantor:      MRI Business Properties Fund, Ltd. II
                         c/o NPI Equity Investments II, Inc.
                         Attn: Peter Braverman, Vice President
                         100 Jericho Quadrangle, Suite 214
                         Jericho, New York 11753

provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

     11.4 No Waiver: Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Trustee or Benefi-ciary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all such terms, provisions and conditions.

     11.5 Beneficiary's Right to Perform the Obligations: If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Security Documents, then at any time thereafter and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor and shall have the right to enter upon the Land and into the Buildings for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate. If Beneficiary shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Beneficiary may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Security Documents, Beneficiary shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Grantor shall indemnify Beneficiary for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Beneficiary pursuant to the provisions of this Paragraph, or by reason of any other provision in the Security Documents, except for the gross negligence or willful misconduct of Beneficiary. All sums paid by Beneficiary pursuant to this Paragraph, and all other sums expended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the maximum rate allowed by law from the date of such payment or expenditure, shall constitute additions to the Indebtedness, shall be secured by the liens, security interests and rights created by the Security Documents and shall be paid by Grantor to Beneficiary upon demand.

     11.6 Covenants Running with the Land: All Obligations contained in the Security Documents are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property.

     11.7 Successors and Assigns: All of the terms of the Security Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

     11.8 Severability: The Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Security Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by law. Reference is hereby made to the paragraph of the Note concerning compliance with usury laws, for the purpose of incorporating herein the terms and provisions of such paragraph of the Note.

     11.9 Entire Agreement and Modification: The Security Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof, and all prior agreements relative thereto which are not contained herein or therein are terminated. The Security Documents may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

     11.10 Counterparts: This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

     11.11 Applicable Law and Limitation on Interest: The Security Documents shall be governed by and construed according to the laws of the State of Texas from time to time in effect except to the extent United States federal law permits the Beneficiary to contract for, charge or receive a greater amount of interest. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary to at all times comply strictly with applicable usury law now or hereafter governing the consideration payable under the Note, the loan evidenced thereby, this Deed of Trust, the other Security Documents, and any other agreements between the parties with respect to the Mortgaged Property. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any consideration called for, contracted for, charged, taken, reserved or received with respect to the Note, the Security Documents, the loan evidenced by the Note, or any other agreement between Grantor and Beneficiary, or if Beneficiary's exercise of the option to accelerate the maturity of the Note or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by law, then notwithstanding anything to the contrary in this or any other agreement, it is Grantor's and Beneficiary's express intent and agreement that all excess amounts theretofore collected by Beneficiary be credited on the principal balance of the Note (or, if the Note and all other Indebtedness have been paid in full, refunded to Grantor), and the provisions of the Note and the Security Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the greatest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid by Grantor to Beneficiary for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebted-ness does not exceed the usury ceiling from time to time in effect and applicable to the loan for so long as debt is outstanding under the loan.

     11.12 Subrogation: All or a portion of the proceeds of the Note have been used to extinguish, extend or renew indebtedness heretofore existing against the Mortgaged Property, as evidenced by the following documents (collectively, the "Prior Loan Documents"):

          (a) That certain $19,500,000.00 Promissory Note dated December 20, 1979, executed by Mariner/San Antonio Riverwalk Joint Venture and payable to the order of Connecticut General Life Insurance Company, as modified, and the following documents evidencing or securing said Note: (i) the Deed of Trust and Security Agreement dated December 20, 1979, recorded in Volume 1802, Page 404 of the Real Property Records of Bexar County, Texas;
     (ii) Assignment of Lessor's Interest in Leases dated December 20, 1979, recorded in Volume 1802, Page 430 of the Real Property Records of Bexar County, Texas; (iii) Modification of Deed of Trust dated December 20, 1985, executed by Beneficiary and Mariner/MRI Associates No. 2, recorded in Volume 3951, Page 1445 of the Real Property Records of Bexar County, Texas; and (iv) Second Modification of Deed of Trust and Other Loan Documents dated September 30, 1993, recorded in Volume 5827, Page 615, Real Property Records of Bexar County, Texas; and

          (b)  That certain $2,500,000.00 Promissory Note dated
     September 30, 1993, executed by Grantor and payable to the order of Beneficiary, and the following documents evidencing or securing said Note: (i) Deed of Trust, Security Agreement and Financing

     Statement recorded in Volume 5827, Page 548 of the Real Property Records of Bexar County, Texas; (ii) Assignment of Leases and Rents dated September 30, 1993, recorded in Volume 5827, Page 600 of the Real Property Records of Bexar County, Texas;

and to the extent of such funds so used, Beneficiary, the Indebtedness and this Deed of Trust shall be subrogated to all of the rights, claims, liens, title and interests heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, liens, title and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the satisfaction of the Obligations. To the extent the liens securing the Indebtedness constitute purchase money liens, all repayments of the shall be applied first to the Indebtedness that is not secured by purchase money liens. Notwithstanding the provisions in this paragraph to the contrary, to the extent of any conflict between the terms and provisions contained in this Deed of Trust, the Note or any other Security Documents, and the terms and provisions contained in the Prior Loan Documents, the terms and provisions of this Deed of Trust and the Security Documents shall control.

     11.13 No Partnership: Nothing contained in the Security Documents is intended to create any partnership, joint venture or association between Grantor and Beneficiary, or in any way make Beneficiary a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

     11.14 No Homestead: With respect to each Grantor who is an individual, each such individual represents and warrants to Beneficiary that no part of the Mortgaged Property constitutes any part of his business or residential homestead.

     11.15 Beneficiary's Consent: Unless otherwise specifically stated herein, in any instance hereunder where Beneficiary's approval or consent is required or the exercise of Beneficiary's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Beneficiary, and Beneficiary shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of either the request or Beneficiary's judgment. To the extent Grantor requests Beneficiary's consent to any item requiring Beneficiary's consent under this Deed of Trust or any other Security Document, Grantor shall reimburse Beneficiary upon demand for any costs and expenses incurred by Beneficiary in connection with the review of such item and the approval or denial of the Grantor's request, including but not limited to reasonable attorneys' fees.

     11.16 Headings and Construction: The Article, Paragraph and Subparagraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define or be used in construing the text of such Articles, Paragraphs or Subparagraphs.

Words of any gender used in this Deed of Trust shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Deed of Trust shall refer to the entire Deed of Trust and not to any particular provision or section.

     11.17 Disposition of Mortgaged Property, Leases, or Beneficial Interest in Grantor: The loan represented by the Note has been extended personally to Grantor, and shall not be considered to run to or with the Mortgaged Property, or with the ownership of the Mortgaged Property, or to be an appurtenance thereto. It is expressly acknowledged, covenanted and agreed that there may be no sale, lease, exchange, assignment, conveyance, encumbrance, mortgage, alienation, transfer or other disposition (herein collectively called a "Disposition") of (a) all or any portion of the Mortgaged Property (except for space leases to tenants in accordance with the terms of the Rent Assignment), or the Leases, or the Rents, or any interest therein, including undivided interests, or (b) all or any part of the beneficial, legal or equitable ownership interest in Grantor (if Grantor is a corporation, partnership, joint venture, trust or other type of business association or legal entity) or a general partner of Grantor (including Fox and Montgomery as those terms are defined below), unless either Beneficiary has provided its prior written consent thereto, or such consent is expressly not required under the provisions of this Deed of Trust. A termination of Grantor shall be deemed a Disposition under clause (b) above. A reorganization, consolidation, dissolution, liquidation, termination, or merger of or involving Grantor or a general partner of Grantor shall be deemed a Disposition under clause (b) above. In the event there occurs a Disposition described above without Beneficiary's prior written consent, then Beneficiary may, at Beneficiary's option, accelerate the maturity of the Indebtedness and enforce any and all of Beneficiary's rights, remedies and recourses set forth in this Deed of Trust upon the occurrence of an Event of Default, including the right to collect any prepayment premiums resulting therefrom. It is acknowledged and agreed that the Beneficiary may arbitrarily withhold, at its sole option, its consent to any Disposition as described above, and in determining whether to grant or withhold such consent, Beneficiary may, inter alia,
(i) consider the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property, (ii) consider whether or not the security for repayment of the Indebtedness and the performance of the Obligations, or Beneficiary's ability to enforce its rights, remedies and recourses with respect to such security, will be impaired in any way by the proposed Disposition,
(iii) require as a condition to granting such consent, an increase in the rate of interest payable under the Note, (iv) require that Beneficiary be reimbursed for all costs and expenses incurred by Beneficiary in investigating the creditworthiness and management ability of the party to whom such Disposition will be made and in determining whether Beneficiary's security will be impaired by the proposed Disposition, (v) require the payment to Beneficiary of a transfer fee to cover the cost of documenting the Disposition in its records, (vi) require the payment of its reasonable attorney's fees in connection with such Disposition, (vii) require the express assumption of payment of the Indebtedness and performance of the Obligations by the party to whom such Disposition will be made (with or without the release of Grantor from liability for such Indebtedness and Obligations), (viii) require the execution of assumption agreements, management agreements with management companies approved by Beneficiary, modification agreements, supplemental Security Documents and financing statements satisfactory in form and substance to Beneficiary, (ix) require endorsements (to the extent available under applicable law) to any existing mortgage title insurance policies or construction binders insuring Beneficiary's liens and security interests covering the Mortgaged Property, and (x) require additional security for the payment of the Indebtedness and performance of the Obligations. Grantor agrees to provide Beneficiary at least thirty (30) days prior written notice of any proposed Disposition together with complete information regarding such Disposition. Beneficiary's failure to respond or otherwise consent within such thirty
(30) day period shall be deemed a denial of the request for approval. Beneficiary's failure to exercise its remedies hereunder for a disap-proved or unapproved Disposition shall not be construed as a waiver of Beneficiary's right to subsequently exercise such remedies, nor shall Beneficiary's acceptance of one or more monthly installment payments of the Indebtedness constitute a waiver of Beneficiary's right to subsequently exercise such remedies. Beneficiary's approval of a Disposition shall not be construed as a waiver of the provisions hereof with respect to any subsequent or other Disposition. The rights and options herein granted to Beneficiary may be exercised at Beneficiary's sole option and discretion, need not be based upon an increased business risk or any other risk, and are an integral and valuable part of the security given to Beneficiary.

     11.17.1 One Time Transfer: Consistent with the terms of Paragraph 11.17, Beneficiary hereby agrees to consent to a one-time Disposition arising from a sale, transfer or assignment in whole but not in part, of the interests of MRI Business Properties Fund, Ltd. II in the Mortgaged Property to any third party purchaser (the "Purchaser"), provided that:

          (a) The Purchaser must have qualifications and creditworthiness that equal or exceed those of MRI Business
     Properties Fund, Ltd. II, and must have specific related commercial real estate experience.

          (b) There must not exist an Event of Default under this Deed of Trust or any of the Security Documents at the time of the Disposition.

          (c) An inspection of the Mortgaged Property by Beneficiary or Beneficiary's designee must show that all reasonably necessary maintenance on or damage or destruction to the Mortgaged Property has been completed or repaired, as applicable.

          (d) Purchaser must be approved in writing by Beneficiary as a "Qualified Real Estate Investor", which is hereby defined to mean any reputable affiliate of MRI Business Properties Fund, Ltd. II, general partner of MRI Business Properties Fund, Ltd. II, corporation, partnership, joint venture, joint-stock company, trust, pension fund or individual, that has a minimum net worth of $50,000,000.00, that has real estate assets of $120,000,000.00, that has liquid assets of $5,000,000.00, that is based in the United States, that is free from any bankruptcy, reorganization or insolvency proceeds or any criminal charges or proceedings, and that shall not have been, at the time of the proposed Disposition or in the past, a litigant, plaintiff or defendant in any suit brought against or by Beneficiary or any of Beneficiary's affiliates. Beneficiary agrees to be reasonable in its review of the qualifications of a proposed Qualified Real Estate Investor.

          (e) For the preceding twelve-month (12) period, the gross income from the Mortgaged Property less all operating expenses other than principal and interest payable on the Note and any Subordinate Loan under Paragraph 5.5, is greater than 1.75 times the aggregate principal and interest payable on the Note and any Subordinate Loan during that twelve-month period.

          (f) Beneficiary shall have received and approved such subordination, assignment and consent agreements as Beneficiary deems necessary regarding any management agreements and franchise agreement hereinbelow required for the Mortgaged Property, and either: (i) Marriott shall continue to be the franchise name associated with the hotel operated on the Mortgaged Property (the "Hotel") and Marriott Hotel Services, Inc. shall continue to manage the Hotel, all pursuant to the existing Management Agreement; or
     (ii) Marriott continues to be the franchise name associated with the Hotel pursuant to a franchise agreement in form and substance acceptable to Beneficiary, and either (A) the Mortgaged Property will be owned by an Eligible Manager (as hereinafter defined) or
     (B), if the Purchaser is not an Eligible Manager, the Hotel will be managed by an Eligible Manager pursuant to a management agreement in form and substance acceptable to Beneficiary; or (iii) if the franchise name to be associated with the Hotel is other than Marriott, then such new franchise name must be approved in writing by Beneficiary and must be used by the Purchaser of the Mortgaged Property pursuant to a franchise agreement in form and substance acceptable to Beneficiary, and the Hotel must be either: (A) owned by an Eligible Manager, or (B) managed by an Eligible Manager pursuant to a management agreement in form and substance acceptable to Beneficiary. The term "Eligible Manager" is defined to be a professional hotel management company or partnership which manages a minimum of 1,500 hotel rooms in six (6) or more full service hotels providing a level of service substantially similar to the services provided to guests of the Hotel as of the date of this Deed of Trust.

          (g) At least thirty (30) days prior to such Disposition, Grantor shall deliver to Beneficiary, at no expense to Beneficiary, written notice of such proposed Disposition, all of the material provisions of such Disposition, including, without limitation, the purchase price, the proposed date of the Disposition, the name of the Purchaser, the net worth of the Purchaser and complete financial statements of the Purchaser in detail satisfactory to Beneficiary, detailed and complete information about the background, business and business experience of the Purchaser and its ownership and operation of similar type properties (including, without limitation, related commercial real estate experience), Purchaser's address, intentions of the Purchaser regarding the management of the Mortgaged Property (including, without limitation, evidence that the required management and/or franchise agreements satisfactory to Beneficiary will be in place prior to, or contemporaneously with, the closing of the Disposition), and such other information as Beneficiary may reasonably require to investigate the creditworthiness and management ability and other aspects of the Purchaser and its intentions with respect to the Mortgaged Property.

          (h) Borrower and Purchaser shall provide Beneficiary with such evidence as Beneficiary may require to assure Beneficiary that Purchaser shall fulfill each and every obligation of Grantor under the Note, this Deed of Trust and the other Security Documents, and that the Disposition shall not affect or impair Beneficiary's security, rights and remedies under the Security Documents. Without limiting the foregoing, the Purchaser must deliver to Beneficiary an Environmental Indemnification Agreement executed by Purchaser and any holders of substantial beneficial or ownership interest in Purchaser that are designated by Beneficiary in its discretion, that indemnifies Beneficiary and its agents to the same extent as provided in the Environmental Indemnity Agreement included within the definition of Security Documents under Paragraph 1.1 above.

          (i) The notice received under subparagraph (g) above shall be accompanied by a payment to Beneficiary of a non-refundable fee in the amount of one percent (1%) of the then outstanding balance of the Note in cash or certified check, to be retained by Beneficiary in order to induce Beneficiary to allow the proposed Purchaser to assume the obligations of Grantor under the Note, this Deed of Trust, and the other Security Documents, and such fee shall be returned to Grantor if Beneficiary disapproves of such Disposition.

          (j) The loan-to-value ratio of the Note based on a then current appraisal obtained at Grantor's expense and acceptable to Beneficiary must not exceed sixty percent (60.0%).

          (k) Grantor shall pay for all of Beneficiary's costs and expenses associated with the proposed Disposition, including without limitation, all attorney's fees charged by Beneficiary's staff counsel or special counsel.

     11.17.2  Special Prepayment:  If and only if:

          (a) Grantor attempts to qualify under Paragraph 11.17.1 with respect to a proposed Disposition that is a bona fide, arms-length sale (the "Special Sale") of the entire Mortgaged Property to a third party that is unaffiliated with any Related Party (as hereinafter defined); and

          (b) Grantor timely provides to Beneficiary the information required under Paragraph 11.17.1(g) with respect to the proposed Special Sale and otherwise complies with the requirements of Paragraph 11.17.1(i) and (k); and

          (c) the proposed Special Sale does not receive Beneficiary's consent under Paragraph 11.17.1; and

          (d) Grantor nonetheless elects to close the proposed Special Sale in accordance with the terms and information disclosed to Beneficiary pursuant to Paragraph 11.17.1(g); then upon the closing of the Special Sale, all Indebtedness shall immediately become due and payable, including the Prepayment Premium required under the Note, and if the foregoing conditions are all satisfied, the amount of the Prepayment Premium shall be equal to three percent (3.0%) of the principal amount of the Note, as provided in Article VI.G. of the Note. Grantor agrees to provide Beneficiary at least thirty
     (30) days prior written notice of any such proposed Special Sale for which Grantor wishes to exercise the prepayment privilege under this Paragraph 11.17.2. As used herein, the term "Related Party" shall mean and include MRI Business Properties Fund, Ltd. II, a California limited partnership, Montgomery Realty Company - 84, a California general partnership, Fox Realty Investors, a California general partnership, Montgomery Realty Corporation, Montgomery Partners - 84, MRI Associates, Ltd. II, a California limited partnership, and NPI Equity Investments II, Inc., a Florida corporation.

     11.18 Limitation on Recourse: Except as hereinafter provided, no judgment for the repayment of the Indebtedness will be enforced against Grantor or any principal of Grantor personally in any action to foreclose this Deed of Trust or to collect any amount payable under the Security Documents (except as may be specifically provided in certain Security Documents); provided, however, that the foregoing limitation on recourse shall not apply, and Grantor shall have personal liability for the following acts or omissions, to the extent described:

     Act or Omission                    Liability
- - - --------------------------------   -------------------------------------
(a) Grantor misapplies any         To the extent of such
condemnation or insurance          misapplication;
proceeds attributable to
the Mortgaged Property,

(b) Grantor misapplies any         To the extent of such
security deposits                  misapplication;
attributable to the Mortgaged
Property,

(c) Grantor collects rents         To the extent of such
in advance in violation            rents collected in

of any covenant under any          advance;
Security Document,

(d) Grantor commits any fraud,     To the extent of any
material misrepresentation,        remedies available
or material waste,                 at law or equity;

(e) Gross revenues from the        To the extent of any
Property are sufficient to pay     funds diverted from
any portion of the Indebtedness,   such payments or expenses
operating and maintenance          (during the period 12
expenses, insurance premiums,      months prior to Beneficiary's
deposits into a reserve account,   notice of acceleration through
or other sums required by          the date Beneficiary takes
the Security Documents, and        title to the Mortgaged
Grantor fails to make such         Property);
payments or deposits when due,

(f) Grantor fails to pay           To the extent of any
real estate taxes and              unpaid taxes and assessments
assessments which are a lien       (until the earlier of the
against the Mortgaged Property     date Beneficiary takes actual
during the period of Grantor's     possession of the Mortgaged Property,
ownership,                         or a receiver is appointed
                                   by a court of competent
                                   jurisdiction) and any
                                   additional interest,
                                   penalties or other
                                   charges assessed as a
                                   result of such non-
                                   payment;

(g) Grantor fails to               In the amount of the
maintain the level of              loss incurred as the
insurance required under           result of such
the Security Documents,            uninsured casualty or uninsured
to the extent that a casualty      liability;
or liability occurs
or arises and insurance proceeds
would have been available had
such insurance been maintained,

and provided further that the provisions of this Paragraph 11.18 shall not in any manner waive, release, affect or impair: (i) the enforceability of the liens, mortgages, assignments and security interests created by the Security Documents; or (ii) the right of Beneficiary to pursue any one or more parties to a separate Environmental Indemnity Agreement executed by the Grantor or others, or any other agreement, if any, executed by Grantor or other persons or entities; or (iii) any other remedies available to the Beneficiary, or any other rights of Beneficiary in the Mortgaged Property, as described in this Deed of Trust and other Security Documents."

    EXECUTED AND DELIVERED as of the day and year first above written.


                    GRANTOR:

                    MRI BUSINESS PROPERTIES FUND, LTD. II., a
                    California limited partnership

                    By: Montgomery Realty Company - 84, a California general partnership, its Managing General Partner

                         By:  Fox Realty Investors, a California
                              general partnership, its Managing General
                              Partner

                              By:  NPI Equity Investments II, Inc., a
                                   Florida corporation, its Managing
                                   General Partner


                                   By:  _______________________________
                                        Peter Braverman, Vice President

STATE OF ______________  )
                         )
COUNTY OF _____________  )

     This instrument was acknowledged before me on the _____ day of December, 1994, by PETER BRAVERMAN, Vice President of NPI Equity Investments II, Inc., a Florida corporation, on behalf of said corporation as the Managing General Partner of Fox Realty Investors, a California general partnership, as Managing General Partner of Montgomery Realty Company - 84, a California general partnership, as Managing General Partner of MRI Business Properties Fund, Ltd. II, a California limited partnership.

[NOTARY STAMP]                ________________________________________

                              Notary Public, State of ________________

Exhibits:

Exhibit "A" - Property Description
Exhibit "B" - Permitted Encumbrances

WHEN RECORDED, RETURN TO:
John B. Stewart, Esq.
Foster, Lewis, Langley, Gardner
 & Banack, Inc.
112 East Pecan, Suite 1100
San Antonio, Texas 78205-1533
(File No. 06690.016.001)